Exhibit 4.3

EXECUTION VERSION

PIONEER ENERGY SERVICES CORP.

AND EACH OF THE GUARANTORS PARTY HERETO

SENIOR SECURED FLOATING RATE NOTES DUE 2025

INDENTURE

Dated as of May 29, 2020

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee and Security Agent

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B-1	FORM OF CERTIFICATE OF TRANSFER
Exhibit B-2	FORM OF ACCREDITED INVESTOR CERTIFICATE
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

SCHEDULES

Schedule 5.01	INDEBTEDNESS
Schedule 5.02	PERMITTED LIENS
Schedule 5.03	PERMITTED INVESTMENTS

INDENTURE, dated as of May 29, 2020, among Pioneer Energy Services Corp. a Delaware corporation (the “Company”), the Guarantors (as defined herein) and Wilmington Trust, National Association, and any and all successors thereto, as trustee (in such capacity, the “Trustee”) and security agent (in such capacity, the “Security Agent”) in each case for the Holders of the Notes.

The Company, the Guarantors, the Trustee and the Security Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Senior Secured Floating Rate Notes due 2025 (the “Notes”):

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“ABL Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent for the ABL Credit Agreement.

“ABL Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, by and among the Company and certain subsidiaries of its Subsidiaries, as borrowers, the ABL Lenders from time to time party thereto, the ABL Administrative Agent and PNC Bank, National Association, as sole lead arranger and sole bookrunner, as may be amended, restated, amended and restated, supplemented or otherwise modified, and as it may be refinanced or replaced in accordance with the ABL Intercreditor Agreement (including any Replacement ABL Credit Agreement (as defined in the ABL Intercreditor Agreement)).

“ABL Credit Documents” means the ABL Credit Agreement, the ABL Intercreditor Agreement, all notes, guarantees, security agreements, mortgages, pledge agreements, notices, and each other agreement, instrument, or document executed at any time in connection with the ABL Credit Agreement.

“ABL Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, between the Trustee and the ABL Administrative Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms hereof.

“ABL Lender” means any Lender (as such term is defined in the ABL Credit Agreement).

“ABL Obligations” has the meaning set forth in the ABL Intercreditor Agreement.

“ABL Priority Collateral” has the meaning set forth in the ABL Intercreditor Agreement.

“Acceptable Security Interest” means a security interest which (1) exists in favor of the Security Agent for its benefit and the ratable benefit of the Secured Parties, (2) secures the obligations under the Notes, (3) is enforceable against the Notes Party which created such security interest and (4) upon the filing of appropriate financing statements and/or the completion of other actions as required under the UCC and any other applicable law, is perfected.

“Access and Subordination Agreement” has the meaning set forth in Section 5.18(a) (“Landlord Agreements”).

“Account” has the meaning set forth in Section 9-102(a)(2) of the UCC.

“Account Control Agreement” means, with respect to any deposit account, securities account or commodity account of a Notes Party held with a bank or securities intermediary, an agreement or agreements among the Notes Party owning such deposit, securities or commodity account, as applicable, the Security Agent, the ABL Administrative Agent (to the extent that the ABL Credit Agreement is in existence) and such other bank or securities intermediary, which provides that the security interest of the Security Agent over such account is an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens).

“Acquisition” means the purchase by the Company or any Subsidiary of (a) all or substantially all of the assets of any other Person, (b) all or substantially all of the assets constituting a division, business unit or line of business of any other Person, or (c) all of the Equity Interests of a Person.

“Additional Notes Collateral Debt” means additional senior secured debt of the Company subject to, and with a priority specified in, the ABL Intercreditor Agreement; provided that such Additional Notes Collateral Debt has been consented to in writing by the Holders of a majority in aggregate principal amount of the Notes then outstanding and by the applicable stockholders in accordance with the By-laws of the Company; and, provided, further, that the incurrence of such Additional Notes Collateral Debt shall be subject to the Additional Notes Collateral Debt ROFO.

“Additional Notes Collateral Debt ROFO” means that, prior to the incurrence of Additional Notes Collateral Debt, the Company’s Board of Directors shall first solicit an offer to provide not less than the full amount of such Additional Notes Collateral Debt from one or more of the Holders (who may provide such Debt pro rata to their respective holdings of Notes or otherwise). The Holders shall have 10 Business Days from the date of receipt of such written solicitation to provide such offer, during which time third parties may also submit offers to provide not less than the full amount of such Additional Notes Collateral Debt. Any such offer by a Holder or third party shall contain the terms of such Debt in reasonable detail and an unconditional (save for customary closing deliverables and documentation substantially identical to the Notes Documents) and irrevocable undertaking to either fund such Additional Notes Collateral Debt within 30 days after the acceptance of such offer or to execute, at any time on or after the 10th Business Day but no later than 45th day after the acceptance of such offer, a binding agreement (which shall be subject to no conditions other than customary closing deliverables) to fund such Additional Notes Collateral Debt, which agreement shall be substantially in the form of the Note Documents (or such other form as may be acceptable to the Company). The Company shall have 10 Business Days after the receipt of the Holders’ offer(s) to either incur such Debt on terms previously offered by the Holders or reject the offer(s). If no Additional Notes Collateral Debt has been incurred on the same or better terms (taken as a whole and at the sole determination of the Company’s Board of Directors) than those provided by the Holders within 45 days after the rejection by the Company of the Holders’ offer(s), the Additional Notes Collateral Debt ROFO shall reattach to any subsequent incurrence (or intended incurrence) of the Additional Notes Collateral Debt.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent or administrative agent.

“AI” means an “accredited investor” as defined in Rule 501(a) of Regulation D.

“AI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold to AIs in reliance on Regulation D.

“Annual Rent” means, with respect to a particular Leased Premises, an aggregate amount equal to all such rental or other payments in a 12 month period for such Leased Premises as of the Issue Date.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Applicable Reserve Requirement” means, at any time, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against Eurocurrency Liabilities under regulations issued from time to time by the Federal Reserve Board or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable LIBOR or any other interest rate of a loan is to be determined, or (ii) any category of extensions of credit or other assets.

“Approved Appraiser” means each of (i) Hilco Valuation Services, and (ii) any other industry recognized third party appraiser.

“Asset Coverage Ratio” as of any date of determination, means the ratio, determined on a consolidated basis for the Company and its Subsidiaries, of (a) the sum of (i) the NOLV of the machinery, parts, Equipment and other fixed assets (other than any machinery, parts, Equipment or other fixed assets that currently constitute, or have ever constituted, Excepted Real Estate Assets or Excepted Certificated Equipment and Motor Vehicles), in each case, constituting Collateral in which the Security Agent has an Acceptable Security Interest that is perfected as of such date of determination and is superior to all other Liens other than Permitted Priority Liens, plus (ii) the aggregate amount of Disposition Proceeds Collateral to (b) the outstanding principal amount of the Debt of the Company and its Subsidiaries under the Notes Documents plus the amount of all Debt under Hedging Arrangements.

“Attributable Debt” means, on any date, (1) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP in all material respects, and (2) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Bank Product Obligations” has the meaning assigned to such term in the ABL Credit Agreement.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns”, “Beneficially Owned” and “Beneficial Ownership” have correlative meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function; and with respect to each of the foregoing, any committee thereof duly authorized to act on behalf thereof.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the place of payment of any principal amount, interest or premium with respect to the Notes is payable, are authorized or required by law, regulation or executive order to close.

“Calculation Agent” means the institution designated as such pursuant to Section 2.13 (“Calculation Agent”).

“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP in all material respects, be required to be classified and accounted for as a capital lease on the balance sheet of such Person; provided that, any lease that was treated as an operating lease under GAAP at the time it was entered into and that later becomes a capital lease (or is treated for accounting purposes substantially similar to that of a capital lease) as a result of the change in GAAP that occurs during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Indenture.

“Capitalized Amount” means, for each PIK Interest Payment Date, an amount per Note equal to 50% of the interest accrued on the Capitalized Principal Amount as of the immediately preceding PIK Interest Payment Date (or, if there is no immediately preceding PIK Interest Payment Date, the interest accrued on the Initial Principal Amount), calculated at the rate specified in the form of Note for the period from, and including, such immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, from, and including, the Issue Date) to, but excluding, such Interest Payment Date.

“Capitalized Principal Amount” means, for any date, the principal amount per Note equal to the Initial Principal Amount of such Note, as increased on each PIK Interest Payment Date on or prior to such date by the Capitalized Amount for each such Interest Payment Date. When the term “principal amount” of any Note is used herein, such reference(s) shall be deemed to be reference(s) to the Capitalized Principal Amount of such Note, unless the context otherwise requires.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson BankWatch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Management Agreement” means any agreement to provide to the Company or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards (including so called “procurement cards” or “p-cards”), non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Certificated Equipment” means any Equipment the ownership of which is evidenced by, or under applicable Legal Requirement, is required to be evidenced by, a certificate of title.

“Certificated Motor Vehicles” means any motor vehicles, tractors, trailers, and other like individual mobile goods, the ownership of which is evidenced by, or under applicable Legal Requirement, is required to be evidenced by, a certificate of title.

“Certificated Note” means a definitive Note in certificated form which is registered in the name of the Holder thereof and issued in accordance with Section 2.06 (“Transfer and Exchange”) hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change of Control” means an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (b) the Company sells or otherwise Disposes of all or substantially all of the assets of the Company and the Guarantors; provided that in no event shall the consummation of the transactions contemplated by the Transaction Agreement (including pursuant to the securities purchase agreement referred to therein but excluding, for the avoidance of doubt, subsequent transfers of securities not required by the Transaction Agreement) constitute a Change of Control; and, provided, further, that no securityholders of the Company on the Issue Date (after giving effect to the transactions contemplated by the Transaction Agreement) shall constitute a “group” for purposes of this definition solely by virtue of the voting agreements among, or commonality of interests of, such securityholders in bankruptcy proceedings with respect to the Company immediately prior to the Issue Date.

“Code” means the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder and published interpretations thereof.

“Collateral” means, collectively, all Property of the Company and the Guarantors which is “Collateral” or similar terms described in any Security Agreement, any Mortgage, any Account Control Agreement or any other Security Document from time to time.

“Colombian Group” means, collectively, (i) Pioneer Latina Group SDAD, Ltda., a Panama corporation, (ii) Pioneer de Colombia SDAD, Ltda., a Panama corporation, (iii) Pioneer de Colombia SDAD, Ltd. (Colombia branch), (iv) Proveedora Internacional de Taladros S.A.S. and (v) Subsidiaries of the foregoing.

“Company” means Pioneer Energy Services Corp., a Delaware corporation, and any and all successors thereto.

“Compliance Certificate” means a compliance certificate executed by a Financial Officer of the Company or such other Person as required by this Indenture that shall include a certification by a Financial Officer of the Company that no Default has occurred and is continuing together with calculations demonstrating compliance by the Company and its Subsidiaries with their respective financial covenants.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (without duplication):

(1) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary;

(2) the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

(3) the cumulative effect of a change in accounting principles will be excluded.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

“Convertible Bonds” means the 5% convertible senior unsecured payment-in-kind notes due 2025 issued by the Company pursuant to the indenture dated as of the date hereof, in the initial aggregate principal amount as of the date hereof of up to $129,771,000.

“Convertible Bond Indenture” means the indenture dated as of the date hereof between the Company and Wilmington Trust, National Association, as trustee, pursuant to which the Company issued the Convertible Bonds.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 14.02 (“Notices”) hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(1) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(2) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(3) net obligations of such Person under any Hedging Arrangement;

(4) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than one hundred twenty (120) days after the date on which such trade account payable was created);

(5) Debt (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including Debt arising under conditional sales or other title retention agreements), whether or not such Debt shall have been assumed by such Person or is limited in recourse;

(6) Capital Leases and Synthetic Lease Obligations;

(7) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, excluding obligations arising in connection with employee benefit plans with respect to fractional shares, or which are payable solely in Equity Interests;

(8) all Guarantees of such Person in respect of any of the foregoing; and

(9) all liabilities of such Person payable in cash in respect of unfunded vested benefits under any Plan.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Arrangement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 (“Registrar and Paying Agent”) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge of ABL Obligations” has the meaning set forth in the ABL Intercreditor Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Proceeds Collateral” means the aggregate amount of Net Disposition Proceeds received by a Notes Party in connection with a Disposition to the extent that (i) such Disposition is permitted by Section 5.08 (“Dispositions”), (ii) such Notes Party is not required to use such Net Disposition Proceeds to make a mandatory offer to purchase pursuant to Section 3.09 (“Mandatory Offers to Purchase”) or pursuant to the ABL Credit Agreement, and (iii) such Net Disposition Proceeds are on deposit in the Disposition Proceeds Collateral Account.

“Disposition Proceeds Collateral Account” means each segregated deposit account of a Notes Party that is used for the purpose of holding Disposition Proceeds Collateral and is subject to an Account Control Agreement that provides for full and immediate control by the Security Agent.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Environment” shall have the meanings set forth in 42 U.S.C. § 9601(8).

“Environmental Law” means all applicable federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infections, or toxic substances, materials or wastes.

“Equipment” of any Person means all equipment (as defined in the UCC) owned by such Person, wherever located.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person (but excluding any debt security that is convertible into, or exchangeable for, capital stock of such Person).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.

“Event of Default” has the meaning specified in Section 7.01.

“Excepted Certificated Equipment and Motor Vehicles” means (a) each Certificated Equipment or Certificate Motor Vehicle owned by a Notes Party (that is not subject to a Permitted Lien securing purchase money Debt or Capital Leases which are permitted hereunder) with an individual net book value of less than $50,000 but not to exceed $2,500,000 in the aggregate, and (b) all Certificated Equipment or Certificate Motor Vehicles to the extent such equipment or motor vehicle is subject to a Permitted Lien securing purchase money Debt or Capital Leases which are permitted hereunder.

“Excepted Liens” means:

(a) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, warehouseman’s, workmen’s, suppliers’, landlords’, maritime, operators’, vendors’ and repairmen’s liens, and other similar liens (including Liens of sellers of goods arising under Article 2 of the UCC or similar provisions of applicable law) arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, (1) are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established and (2) with respect to which the failure to make payment does not materially adversely affect the value or the use by the Company or its Subsidiaries of the Property subject to such Liens;

(b) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;

(c) Liens for Taxes, assessments, or other governmental charges (1) which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in compliance with GAAP or (2) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Change;

(d) encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Company or a Subsidiary to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;

(e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution;

(f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and cash deposits to secure letters of credit in respect of the foregoing;

(g) any interest or title of a licensor or sublicensor under any license entered into by the Company or its Subsidiaries; provided that (1) such license is entered into in the ordinary course of business, (2) such interest or title of licensor or sublicensor does not interfere in any material respect in the business of the Company or its Subsidiaries, (3) such interest or title, if in the form of a Lien, secures only the obligations arising under such license, and (4) such interest or title only affects the property subject to such license or the proceeds thereof;

(h) any interest or title of a lessor or sublessor under any operating lease entered into by the Company or its Subsidiaries; provided that (1) such lease is entered into, and any Liens arise, in the ordinary course of business, (2) any Liens secure obligations which are not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established, (3) any Liens secure only the obligations arising under such lease and not debt for borrowed money, and (4) any Liens only encumber property that is subject to such lease (including Property located on the premises subject to the lease) and insurance proceeds thereof;

(i) judgment and attachment Liens not giving rise to an Event of Default, provided that (1) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (2) no action to enforce such Lien has been commenced;

(j) Liens arising out of any conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(k) customary set off and netting rights and related settlement procedures under any Hedging Agreement permitted hereunder; and

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

provided that no intention to subordinate any Lien granted in favor of the Security Agent for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excepted Real Estate Assets” means each Real Estate Asset owned by a Notes Party as of the Issue Date that has an individual net book value of less than $2,500,000 but not to exceed $5,000,000 in the aggregate when taken together with all other Real Estate Assets constituting “Excepted Real Estate Assets.”

“Excess Cash Amount” has the meaning set forth in Section 5.22.

“Excess Cash Distribution Deadline” has the meaning set forth in Section 5.22.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Accounts” means, collectively, each deposit account or securities account that (a) is used solely for the purpose of holding amounts necessary to fund, in the ordinary course of business and consistent with past practice, (1) payroll and related payroll Taxes or (2) sales Taxes and other Tax obligations of the Notes Parties for which officers and directors could incur personal liability if not paid, or (b) does not contain individually, or in the aggregate with other accounts excluded pursuant to this clause (b), more than $1,000,000.00 at any time outstanding; provided, that no Disposition Proceeds Collateral Account shall ever constitute an Excluded Account.

“Fair Market Value” means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by the Company or any of its Subsidiaries, if such consideration is in an amount of at least $25.0 million, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and if consideration is less than $25.0 million, the sale value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or exigent necessity of either party, determined in good faith by a responsible officer of the Company (unless otherwise expressly provided in this Indenture).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Financial Officer” means, with respect to any Notes Party, the chief executive officer, chief financial officer, chief accounting officer or treasurer.

“Financial Statements” means, for any period, (a) the consolidated Financial Statements of the Company and its Subsidiaries, including statements of income, shareholder equity and comprehensive income and cash flow for such period as well as a balance sheet as of the end of such period and (b) the consolidated Financial Statements of Global Holdings and its Subsidiaries, including statements of income and cash flow for such period as well as a balance sheet as of the end of such period, in each case, all prepared in accordance with GAAP in all material respects.

“First-Tier CFC” means each CFC or FSHC with respect to which any one or more of the Company and its Domestic Subsidiaries (other than an FSHC) directly owns or controls a majority of such CFC’s or FSHC’s Voting Securities (other than directors’ qualifying shares).

“Flood Insurance Regulations” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004, (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and (f) any regulations promulgated thereunder.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“FSHC” means a Domestic Subsidiary that has no material assets other than Equity Interests in, and Debt of, CFCs and other FSHCs.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination.

“Global Holdings” means Pioneer Global Holdings, Inc., a Delaware corporation.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) (“Transfer and Exchange—Legends—Global Note Legend”) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, (i) substantially in the form of Exhibit A hereto, (ii) deposited with or on behalf of and registered in the name of the Depositary or its nominee, (iii) that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and (iv) issued in accordance with Sections 2.01 (“Form and Dating”), 2.06(b)(3) (“Transfer and Exchange—Transfer and Exchange of Beneficial Interests in the Global Notes—Transfer of Beneficial Interests to Another Restricted Global Note”), 2.06(b)(4) (“Transfer and Exchange—Transfer and Exchange of Beneficial Interests in the Global Notes— Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note”), 2.06(d)(1) (“Transfer and Exchange—Transfer and Exchange of Certificated Notes for Beneficial Interests—Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes”), 2.06(d)(2) (“Transfer and Exchange—Transfer and Exchange of Certificated Notes for Beneficial Interests—Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes”) or 2.06(d)(3) (“Transfer and Exchange— Transfer and Exchange of Certificated Notes for Beneficial Interests—Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes”) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, of all or any part of any Debt in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain Financial Statement conditions or otherwise).

“Guarantors” means each of:

(1) the Company’s Domestic Subsidiaries in existence on the date of the Indenture;

(2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture; and

(3) their respective successors and assigns;

provided that any Person constituting a Guarantor as described above will cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, radionuclides, radioactive materials and any other materials regulated under Environmental Laws.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., and any regulations promulgated thereto.

“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Subsidiary that had:

(1) assets having an aggregate book value, as of the end of the fiscal year most recently ended, not exceeding $250,000; and

(2) Consolidated Net Income not exceeding $250,000 for such fiscal year, provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Debt of the Company.

“Indenture” means this Indenture pursuant to which the Notes will be issued among the Company, the Guarantors, the Trustee and the Security Agent, as amended, supplemented or modified.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $78,125,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Principal Amount” of any Note means the principal amount of such Note on the Issue Date.

“Intercompany Note” means any promissory note among the applicable Notes Parties and/or Subsidiaries that is collaterally assigned to the Security Agent for its benefit and the benefit of the Secured Parties to the extent required by the Security Documents.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with this Agreement, executed and delivered by each Notes Party and each of its Subsidiaries, the Trustee, the trustee to the Convertible Bonds, and the ABL Administrative Agent, the form and substance of which is reasonably satisfactory to the Trustee.

“Interest Determination Date” has the meaning set forth in Section 4.23(a).

“Interest Payment Date” has the meaning set forth in Section 4.23(g)

“Interest Period” means, with respect to the Notes, each period commencing on and including each Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date.

“Inventory” of any Person means all inventory (as defined in the UCC) owned by such Person, wherever located and whether or not in transit, which is held for sale.

“Investment” means, with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest of another Person, (b) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person, or (c) any loan, advance or capital contribution to, Guarantee or assumption of Debt of, or purchase or other acquisition of any other Debt or interest in, another Person; provided that any loan, advance or capital contribution by any Notes Party or Subsidiary to any member of the Colombian Group in an amount not to exceed the customary fees necessary for the nationalization of drilling rigs numbered 21, 51 and 55 shall not constitute an “Investment”; provided such loans, advances or capital contributions shall not exceed $10,000,000 in the aggregate. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issue Date” means the date of this Indenture and the date the Initial Notes are first issued.

“Leased Premises” means each of the premises (other than leases of residential real property interests) leased by a Notes Party as of the Issue Date.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any governmental authority, including, but not limited to, Regulations T, U and X.

“LIBOR” has the meaning set forth in Section 4.23(b).

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any ABL Lender or any Affiliate of any ABL Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any ABL Lender or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000.00 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); and (f) short term investments by Foreign Subsidiaries made with the goal of preservation of capital, which investments are customary for short term cash management for similarly situated business enterprises in the jurisdiction in which any such Foreign Subsidiary is conducting business. All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

“Material Adverse Change” means a material adverse change (a) in the business, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole; (b) on the validity or enforceability of this Indenture or any of the other Notes Documents; or (c) on the ability of the Company, individually, or the Notes Parties, collectively, to perform their obligations under this Indenture, any Note, the Subsidiary Guarantees or any other Notes Document.

“Material Contract” means each contract or agreement to which a Notes Party or Subsidiary is a party that is deemed to be a material contract or material definitive agreement under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other federal securities laws, including, without limitation, the types of contracts specified in item 601(b)(10)(ii) of Regulation S-K, and in the event that at any time hereafter the Company ceases to be required to comply with the Securities Laws, then the same definitions shall continue to apply for purposes of this Indenture and the other Notes Documents.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means any mortgage, deed of trust, leasehold mortgage, leasehold deed of trust or similar security document entered into by any Notes Party in favor of the Security Agent for the benefit of the Secured Parties, in respect of Mortgaged Property owned by such Notes Party.

“Mortgaged Property” means any Property owned by a Notes Party which is subject to the Liens existing and to exist under the terms of any Mortgage.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Disposition Proceeds” means, with respect to any Disposition, an amount equal to: (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise (including by way of a milestone payment), but only as and when so received) received by the Company or any of its Subsidiaries from such Disposition, minus (ii) any actual costs incurred in connection with such Disposition, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Disposition, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than the Notes) that is secured by a Lien on the stock or assets subject to such Disposition and that is required to be repaid under the terms thereof as a result of such Disposition and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Disposition undertaken by the Company or any of its Subsidiaries in connection with such Disposition; provided that upon release of any such reserve, the amount released shall be considered Net Disposition Proceeds.

“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after Taxes as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including, for the avoidance of doubt, any extraordinary items that constitute (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (ii) any write-up or write-down of assets, (b) the net income of any Person (other than a Subsidiary) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, and (c) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by the Company or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual costs incurred by the Company or any of its Subsidiaries in connection with the adjustment, settlement or other realization of any claims of the Company or such Subsidiary in respect thereof, and (b) any actual costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“NOLV” means, as of any date of determination, with respect to any machinery, parts, Equipment and other fixed assets of the Company or a Guarantor, the net orderly liquidation value thereof (taking into account any loss, destruction, damage, condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, confiscation, or the requisition, of such Property and after taking into account all soft costs associated with the liquidation thereof, including but not limited to, delivery fees, interest charges, finance fees, taxes, installation fees and professional fees) as established by the appraisal most recently delivered pursuant to Section 4.14.

“Notes” has the meaning assigned to it in the preamble to this Indenture. Unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and any PIK Notes.

“Notes Documents” means this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the ABL Intercreditor Agreement and each other agreement, instrument, or document executed at any time in connection with this Indenture.

“Notes Obligations” means the Obligations due by any Notes Party under this Indenture, the Notes and any other Notes Documents.

“Notes Parties” means the Company and the Guarantors, and each, individually, a Notes Party.

“Obligations” means, without duplication, any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Subsidiaries, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Debt or in respect thereof.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 14.05 (“Statements Required in Certificate or Opinion”) hereof.

“Opinion of Counsel” means an opinion from legal counsel to the Company or any of its Subsidiaries that meets the requirements of Section 14.05 (“Statements Required in Certificate or Opinion”) hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company.

“Organization Documents” means (a) for any corporation, the certificate or articles of incorporation and the bylaws, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership or (c) for any limited liability company, the operating agreement and articles or certificates of formation or incorporation.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Debt” has the meaning set forth in Section 5.01 (“Debt”).

“Permitted Investments” has the meaning set forth in Section 5.03 (“Investments”).

“Permitted Liens” has the meaning set forth in Section 5.02 (“Liens”).

“Permitted Priority Liens” means (i) in the case of Collateral constituting Equity Interests, non-consensual Excepted Liens arising by operation of law, (ii) in the case of Collateral constituting accounts covered by Account Control Agreements, (A) non-consensual Excepted Liens arising by operation of law and (B) only to the extent such accounts constitute ABL Priority Collateral, Liens permitted by Section 5.02(i), (iii) in the case of any Collateral not covered by clauses (i)-(ii), Liens permitted by Section 5.02(i) (only to the extent such Collateral constitutes ABL Priority Collateral) and Excepted Liens and (iv) Liens permitted by Section 5.02(h); provided that no intention to subordinate any Lien granted in favor of the Security Agent for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Permitted Priority Liens.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“PIK Interest” means the amount of interest paid other than in cash on each PIK Interest Payment Date pursuant to Section 2.12(a).

“PIK Interest Payment Date” means any Interest Payment Date occurring on or prior to the first anniversary of the Issue Date.

“PIK Notes” has the meaning set forth in Section 2.12(a).

“Pioneer Services” means Pioneer Services Holdings, LLC, a Delaware limited liability company.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Company or any member of the Controlled Group or with respect to which the Company or any member of the Controlled Group has any liability and that is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code.

“Pledge Agreement” means the Pledge Agreement by each Notes Party which owns any Equity Interest in another Person and made in favor of the Security Agent, as it may be amended, amended and restated, modified, or supplemented from time to time.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) (“Transfer and Exchange—Legends—Private Placement Legend”) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Person in any real property.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA as to which the PBGC has not waived the requirements of Section 4043(a) of ERISA that it is to be notified of such event.

“Responsible Officer” means (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and (ii) when used with respect to any Notes Party, any Financial Officer, secretary or assistant secretary of such Notes Party, or any other officer having substantially the same authority and responsibility.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) on, or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with the ownership of, or any retirement, purchase, redemption, conversion, exchange, sinking fund or other acquisition of, any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person, (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person or (c) principal payments (in cash, Property or otherwise) on, or purchases or redemptions of, Senior Debt of such Person; provided that the term “Restricted Payment” shall not include (i) any dividend or distribution payable solely in Equity Interests of the Company or warrants, options or other rights to purchase such Equity Interests, (ii) settlement in connection with the cashless exercise of employee, officer or director stock options or similar benefit plans, (iii) payments for fractional shares in connection with settlement under employee benefit plans, (iv) principal payments on, or redemption of, the Notes Obligations, (v) principal payments on Senior Debt to the extent that such payment is required under the terms of the agreement or instrument creating, establishing or otherwise evidencing such Senior Debt, (vi) principal payments on, or purchases or redemptions of, Additional Notes Collateral Debt and (vii) any payment made of any Bank Product Obligations or payment of any amounts under the ABL Credit Agreement. For the avoidance of doubt, issuances of Equity Interests or any options, warrants or rights to purchase or acquire such Equity Interests to an employee, director or officer of the Company and its Subsidiaries in the ordinary course of business pursuant to a stock plan shall not be considered a Restricted Payment.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to QIBs.

“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“Sanctions” means any person that is the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Security Agent” means Wilmington Trust, National Association, acting in its capacity as “Security Agent” under this Indenture and the Security Documents and any successor thereto in such capacity.

“Secured Parties” means, collectively, the Trustee, the Security Agent, the Holders and the beneficiaries of each indemnification obligation undertaken by any Notes Party under any Notes Document.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement among the Notes Parties and the Security Agent, as it may be amended, amended and restated, modified, or supplemented from time to time.

“Security Documents” means, collectively, the Pledge Agreement, the Security Agreements, the Mortgages, the Account Control Agreements, and any and all other instruments, documents or agreements now or hereafter executed by the Company or any other Person to secure the Obligations.

“Senior Debt” means Debt of the type described in clause (1) of the definition of “Debt” contained herein that is not by its terms contractually subordinated.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date;

“Specified Amount” means an amount equal to $997,942.

“Specified Blocked Account” means a segregated deposit account of the Company that is used for the purpose of holding the Specified Amount and is subject to the Specified Blocked Account Control Agreement.

“Specified Blocked Account Control Agreement” means an account control agreement among the Company, the Security Agent and the bank where the Specified Blocked Account is held, which provides (a) that the security interest of the Security Agent over such account is an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens) and (b) for full and immediate control by the Security Agent.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Debt, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities (other than directors’ qualifying shares) shall at any time be owned by such Person or one or more Subsidiaries of such Person. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Company.

“Subsidiary Guarantee” means any Guarantee by a Guarantor of the Company’s payment Obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

“Swap Termination Value” means, in respect of any one or more Hedging Arrangements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Arrangements, (a) for any date on or after the date such Hedging Arrangements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Arrangements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Arrangements.

“Synthetic Lease Obligations” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

“Taxes” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, imposed, levied, collected, withheld or assessed by any governmental authority.

“Tax Group” means any member of the “affiliated group” (as determined under Section 1504 of the Code or any similar provision under non-U.S. tax law) of which the Company or any of its Subsidiaries is the ultimate parent.

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Company or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended from time to time, and the rules and regulations thereunder.

“Total Annual Rent” means $2,024,016, which such aggregate amount equals to the total annual rent for all Leased Premises as of the Issue Date.

“Transaction Agreement” means the transaction agreement dated as of, and filed in the United States Bankruptcy Court for the Southern District of Texas on, May 9, 2020, among the Consenting Term Lenders and the Participating Noteholders (each as defined therein) [Docket No 316].

“Treasury Notes” has the meaning set forth in Section 2.09.

“Trustee” means Wilmington Trust, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

“Unrestricted Cash” means the aggregate amount of cash and Cash Equivalents held in accounts on the consolidated balance sheet of the Notes Parties to the extent that the use of such cash for application to payment of the Obligations or other Debt is not prohibited by law or any contract or other agreement and such cash and Cash Equivalents are free and clear of all Liens (other than Liens in favor of Security Agent and the ABL Administrative Agent).

“Unrestricted Certificated Note” means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Weighted Average Yield” means with respect to any Debt, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Debt on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Debt.

Section 1.02. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means “including without limitation,” “including but not limited to” or words of similar import;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) “interest” in this Indenture and the Notes means the initial interest rate borne by the Notes and any defaulted interest that accrues as described under Section 2.12(b);

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9) the words “herein,” “hereof” and “hereunder” and words of similar import shall be construed to refer to this Indenture; and

(10) the words “sign”, “execute”, “execution”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments, waivers or consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE II.

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes (including, for the avoidance of doubt, any PIK Notes) shall be in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 (“Transfer and Exchange”) hereof or, in the case of an increase resulting from the payment of interest on a PIK Interest Payment Date, in accordance with the provisions of Section 2.12(a).

Section 2.02. Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), (i) authenticate Notes for (x) original issue that may be validly issued under this Indenture or (y) the payment of PIK Interest on a PIK Interest Payment Date in the form of PIK Notes and (ii) increase the Capitalized Principal Amount of any Global Note as a result of the payment of interest on a PIK Interest Payment Date in the amount set forth in the PIK Notice (as defined in Section 4.01(e)). The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 (“Replacement Notes”) hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Trustee will initially act as Paying Agent and Registrar. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Certificated Notes if:

(1) the Company delivers to the Trustee notice from the Depositary (A) that it is unwilling or unable to continue to act as Depositary for the Global Notes and a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (B) that it is no longer a clearing agency registered under the Exchange Act;

(2) the Company at its option and in its sole discretion, determines that the Global Notes (in whole but not in part) will be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 (“Replacement Notes”) and 2.10 (“Temporary Notes”) hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 (“Transfer and Exchange”) (except an exchange for a Certificated Note as provided in this Section 2.06(a)), Section 2.07

(“Replacement Notes”) or Section 2.10 (“Temporary Notes”) hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note.

(A) Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) if permitted under Section 2.06(a) above, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (2) above.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) If the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof.

(B) If the transferee will take delivery in the form of a beneficial interest in the AI Global Note then the transferor must deliver a certificate in the form of Exhibit B-2 hereto, including the certifications in item 2 thereof (provided the transferee also delivers to the Trustee the opinion of counsel, certifications and/or other information referred to therein).

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) the Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1 thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item 3 thereof;

and, in each such case set forth in clause (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(5) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. Subject to Section 2.06(a), if a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Certificated Note or transferred to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon receipt by the Registrar of the following documentation at least 20 days prior to the date of the transfer or exchange:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 2 thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item 1 thereof;

(C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item 2 thereof;

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item 2 thereof;

(E) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item 2 thereof; or

(F) if such beneficial interest is being transferred to an AI, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and issued in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. Subject to Section 2.06(a) hereof, a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:

(A) the Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1 thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item 3 thereof, and, in each such case set forth in this subparagraph (A), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(2), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Certificated Note that does not bear the Private Placement Legend in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Certificated Note in the appropriate principal amount. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Certificated Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests.

(1) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 2 thereof;

(B) if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item 1 thereof;

(C) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item 2 thereof;

(D) if such Restricted Certificated Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item 2 thereof;

(E) if such Restricted Certificated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item 2 thereof; or

(F) if such Restricted Certificated Note is being transferred to an AI, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it, the Trustee will cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note and in the case of clause (B) above, the Rule 144A Global Note.

(2) Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) the Registrar receives the following:

(1) if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1 thereof; or

(2) if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item 3 thereof;

and, in each such case set forth in this clause (A), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(d)(2), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of an Unrestricted Global Note.

(3) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased in a corresponding amount the aggregate principal amount of one of the Unrestricted Global Notes pursuant to Section 2.06(h) hereof;

(4) Transfer or Exchange of Unrestricted Certificated Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Certificated Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(5) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3)) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item 1 thereof;

(B) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications, certificates and Opinion of Counsel required by item 2 thereof, if applicable.

(2) Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note only if:

(A) the Registrar receives the following:

(1) if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1 thereof; or

(2) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who will take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item 3 thereof;

and, in each such case set forth in this clause (A), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(2), the Trustee shall cancel the prior Restricted Certificated Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Certificated Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Certificated Note in instructions delivered to the Registrar by such Holder.

(3) Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved].

(g) Legends. The following legends will appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED

EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS AN ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE COMPANY ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) (and any note not required by law to have such a legend) shall not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE

MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) OID Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE COMPANY AT PIONEER ENERGY SERVICES CORP. 1250 N.E. LOOP 410, SUITE 1000, SAN ANTONIO, TEXAS 78209 ATTENTION: CORPORATE SECRETARY AND THE COMPANY WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 (“Cancellation”) hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Certificated Notes upon receipt of an Authentication Order in accordance with Section 2.02 (“Execution and Authentication”) hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 (“Temporary Notes”), 3.06 (“Notes Redeemed or Purchased in Part”), 3.09 (“Offer to Purchase by Application of Excess Proceeds”), 3.09 (“Mandatory Offers to Purchase”) and 9.05 (“Notation on or Exchange of Notes”) hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 (“Selection of Notes to Be Redeemed or Purchased”) hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 (“Execution and Authentication”) hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic methods.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10) Neither the Trustee, the Company nor any agent of the Company or the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

Section 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 (“Treasury Notes”) hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) (“Optional Redemption”) hereof.

If a Note is replaced pursuant to Section 2.07 (“Replacement Notes”) hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 (“Payment of Notes”) hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned will be so disregarded.

Section 2.10. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act and the Trustee). Certification of the destruction or cancellation of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. PIK Interest; Defaulted Interest.

(a) On each PIK Interest Payment Date, the Company shall pay 50% of the interest due and payable on the Notes in cash and 50% of the interest due and payable on the Notes by directing the Trustee in a written order dated and delivered no later than five Business Days prior to the applicable PIK Interest Payment Date to increase the Capitalized Principal Amount of the Notes by the Capitalized Amount for such PIK Interest Payment Date, effective as of such Interest Payment Date. The Trustee, or the Custodian acting at the direction of the Trustee, on receipt of such written order shall increase the Capitalized Principal Amount accordingly to the credit of the Holders on the applicable record date and appropriate adjustments will be made on the books and records of the Trustee with respect to such increase; provided that the Capitalized Principal Amount shall be rounded up to the nearest $1.00. Notwithstanding the foregoing or anything to the contrary in this Indenture, if the Notes are represented by one or more Certificated Notes, or if the Company is prohibited by the requirements of the Depository or law with respect to Global Notes from paying interest by increasing the Capitalized Principal Amount of the Notes, the Company may, at its option, in lieu of increasing the Capitalized Principal Amount of the Notes by the Capitalized Amount for such Interest Payment Date, pay interest due and payable on such Certificated Notes or Global Notes, as the case may be, by directing the Trustee to authenticate additional Notes (in the form of Certificated Notes or Global Notes, as applicable) on the relevant PIK Interest Payment Date (the “PIK Notes”) in an aggregate principal amount equal to the relevant Capitalized Amount. If the Company elects to issue PIK Notes, the Company shall deliver to the Trustee no later than five Business Days prior to the applicable PIK Interest Payment Date appropriate PIK Notes duly executed by the Company together with a written order to authenticate and deliver such PIK Notes, dated as of the applicable PIK Interest Payment Date, in an aggregate amount equal to the Capitalized Amount for the applicable interest period (rounded up to the nearest $1.00). The Trustee, or the Custodian acting at the direction of the Trustee, on receipt of such written order shall authenticate and deliver such PIK Notes to the Holders on the applicable record date and appropriate adjustments will be made on the books and records of the Trustee with respect to such PIK Notes. Any PIK Notes delivered pursuant to the provisions hereof shall be on the same terms and conditions, and shall be treated as a single class for all purposes (including waivers, amendments, conversions and offers to purchase) as the Initial Notes under this Indenture.

(b) If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are holders on a subsequent special record date, in each case at a rate that is 2% per annum in excess of the interest rate otherwise payable under the Notes. The Company will notify the Trustee in writing in the form of an Officers’ Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon at least two Business Days prior written request of the Company, the Trustee in the name and at the expense of the Company) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. Calculation Agent.

(a) GLAS Trust Company LLC will serve as the initial “Calculation Agent” for the Notes pursuant to the Calculation Agency Agreement dated May 27, 2020 between the Company, the Guarantors and the Calculation Agent. In the absence of willful misconduct, bad faith or gross negligence, the Calculation Agent’s calculation of LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding.

(b) The Company has the right to replace the Calculation Agent with another leading commercial bank or investment bank in New York upon 30 days’ notice to the Calculation Agent. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period (unless LIBOR has been discontinued and the rate equal to such rate on the Interest Determination Date when LIBOR was last available on Bloomberg L.P.’s page “BBAM” and last used to determine the relevant interest rate for the Notes is the last available rate as set forth in Section 4.23(c)), the Company shall appoint such other leading commercial bank or investment bank in New York.

ARTICLE III.

REDEMPTION AND PURCHASE

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 (“Optional Redemption”) hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange (and the Company shall notify the Trustee of any such listing), in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such a manner that complies with the requirements of the Depositary, if applicable).

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 days nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $1.00 and integral multiples of $1.00 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03. Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company will give or cause to be given, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article XI hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if the Notes are being redeemed in part:

(A) that the Trustee shall select Notes for redemption on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the requirements of the Depository, if applicable), and in any case, not in parts of less than $1.00; and

(B) the portion of the principal amount of such Notes to be redeemed and that, after the redemption date upon surrender of such Notes, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) any conditions to redemption, and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 10 Business Days prior to the date that notice of such redemption is to be given to Holders (unless a shorter notice period is agreed to by the Company and the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03 above.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 (“Notice of Redemption”) hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price; provided that any Notice of Redemption may, at the Company’s discretion, be given prior to a transaction or event specified in this Indenture and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be.

If a redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied; provided that in any such event, the Company shall provide notice to the Holders of such delay or rescission at least one Business Day prior to the scheduled redemption date.

Section 3.05. Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. New York City time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 (“Payment of Notes”) hereof.

Section 3.06. Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) Except as set forth in clause (c) of this Section 3.07, the Notes shall not be redeemable at the option of the Company prior to June 1, 2021.

(b) On or after June 1, 2021, the Company may redeem the Notes, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below; provided that any such redemption of Notes shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding:

Year	Percentage
2021	104.000%
2022	102.000%
2023	101.000%
2024 and thereafter.	100.000%

(c) If a Change of Control occurs prior to June 1, 2022, following the expiry of a Change of Control Offer made in the manner provided in Section 3.10 below, to the extent there are any Notes outstanding, the Company may redeem such outstanding Notes, in whole but not in part, upon not less than 10 nor more than 60 days’ prior notice delivered not later than 10 days following the Change of Control Payment Date, at a redemption price equal to 103.000% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable redemption date.

(d) Any redemption pursuant to this 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Mandatory Offers to Purchase.

(a) Subject to the ABL Intercreditor Agreement prior to the Discharge of ABL Obligations (but only with respect to any ABL Priority Collateral), no later than the second Business Day following the date of receipt by the Company or any of its Subsidiaries of Net Disposition Proceeds in respect of any Disposition of any Property of the Company or its Subsidiaries which, together with the Net Disposition Proceeds in respect of all other Dispositions of any Property since the Issue Date, exceeds $5,000,000 in the aggregate (other than Net Disposition Proceeds received in respect of Dispositions of Inventory in the ordinary course of business as permitted under Section 5.08 (“Dispositions”)) (“Excess Net Disposition Proceeds”), the Company shall commence an offer to purchase, in the manner provided by Section 3.09(d) below, an aggregate principal amount of Notes equal to the lesser of (x) the aggregate principal amount outstanding of the Notes and (y) the aggregate amount of Excess Net Disposition Proceeds; provided, however that a Disposition (in any single transaction or series of related transactions) of Property resulting in Net Disposition Proceeds of less than $100,000 shall be excluded from the above offer to purchase requirements and shall not count towards the $5,000,000 aggregate threshold set forth above.

(b) Subject to the ABL Intercreditor Agreement with respect to any ABL Priority Collateral prior to the Discharge of ABL Obligations, no later than the second Business Day following the date of receipt by the Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds, the Company shall commence an offer to purchase, in the manner provided by Section 3.09(d) below, an aggregate principal amount of Notes equal to the lesser of (x) the aggregate principal amount outstanding of the Notes and (y) the aggregate amount of Net Insurance/Condemnation Proceeds; provided, that so long as no Event of Default shall have occurred and be continuing, the Company shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Insurance/Condemnation Proceeds within one year of receipt thereof in long term productive assets of the general type used in the business of the Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, however, that the Company shall make an offer to purchase Notes with any such Net Insurance/Condemnation Proceeds not so invested within such period described above promptly (and in any event, prior to the expiration of two (2) Business Days) following the expiration of such period (or by such earlier date, if any, as the Company or such Subsidiary shall elect not to so invest such Net Insurance/Condemnation Proceeds).

(c) No later than the second Business Day following the date of receipt by the Company or any of its Subsidiaries of any cash proceeds from the incurrence of any Debt of the Company or any of its Subsidiaries (other than with respect to any Debt permitted to be incurred pursuant to Section 5.01 (“Debt”)), the Company shall commence an offer to purchase, in the manner provided by Section 3.09(d) below, an aggregate principal amount of Notes equal to 100% of such proceeds, net of underwriting discounts and commissions and other costs and expenses associated therewith, including legal fees and expenses.

(d) If, pursuant to paragraphs (a), (b) and (c) of this Section 3.09, the Company shall be required to commence an offer to purchase Notes (a “Mandatory Offer”), it shall follow the procedures specified below:

(i) The Mandatory Offer shall be made to all Holders and, to the extent required, an offer will also be made to all holders of other Debt of the Company that is pari passu with the Notes in right of payment and security and that contains provisions similar to those set forth in this Indenture to purchase such debt at a price equal to no more than 100% of the principal amount thereof.

(ii) The Mandatory Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).

(iii) No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply the amount of proceeds specified in each of paragraphs (a), (b) and (c) of this Section 3.09 (the “Offer Amount”) to the purchase of Notes and the other pari passu Debt, if any, to be purchased (on a pro rata basis, if applicable). Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(iv) If the Purchase Date is on or after a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes are accepted for purchase pursuant to the Mandatory Offer. Otherwise, accrued and unpaid interest, if any, on Notes purchased in the Mandatory Offer will be paid to tendering Holders on the Purchase Date.

(v) Upon the commencement of a Mandatory Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Mandatory Offer. The notice, which will govern the terms of the Mandatory Offer, will state:

1) that the Mandatory Offer is being made pursuant to Section 3.09(a), 3.09(b) or 3.09(c) hereof and the length of time the Mandatory Offer will remain open;

2) the Offer Amount, the purchase price (which, for the avoidance of doubt, shall be 100% of the principal amount of Notes purchased) and the Purchase Date;

3) that any Note not tendered or accepted for purchase will continue to accrue interest;

4) that, unless the Company defaults in making such payment, any Note accepted for purchase pursuant to the Mandatory Offer will cease to accrue interest on and after the Purchase Date;

5) that Holders electing to have a Note purchased pursuant to the Mandatory Offer may elect to have Notes purchased in amounts not less than $1.00 and, thereafter, in integral multiples of $1.00 only;

6) that Holders electing to have Notes purchased pursuant to the Mandatory Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

8) that, if the aggregate principal amount of Notes and other pari passu Debt surrendered by holders thereof, if applicable, exceeds the Offer Amount, the Company will select the principal amount of Notes and other pari passu Debt to be purchased, if applicable, on a pro rata basis based on the principal amount of Notes and such other pari passu Debt surrendered (with such adjustments as may be deemed appropriate by the Company so that no Note of $1.00 or less can be redeemed in part and that minimum denominations of $1.00 in excess thereof are maintained); and

9) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for purchase, on a pro rata basis to the extent necessary, an aggregate principal amount of Notes tendered pursuant to the Mandatory Offer equal to the Offer Amount, or if less than an aggregate principal amount of Notes equal to the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for purchase by the Company in accordance with the terms of this Section 3.09. The Paying Agent will promptly (but in any case not later than three (3) Business Days after the termination of the Offer Period) mail to Holders of Notes properly tendered an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus, subject to paragraph (d)(iv) of this Section 3.09, accrued and unpaid interest, if any, and the Company will promptly issue a new Note, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note in a principal amount equal to any unpurchased portion of the Notes surrendered, if any. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Mandatory Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.05 (“Deposit of Redemption or Purchase Price”) and 3.06 (“Notes Redeemed or Purchased in Part”) hereof.

(e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any Mandatory Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 of this Indenture by virtue of such conflict.

Section 3.10. Offer to Repurchase Upon a Change of Control.

(a) If a Change of Control occurs, each Holder will have a right to require the Company to repurchase all or any part (equal to a minimum principal amount of $1.00 or an integral multiple of $1.00 in excess thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”) on the terms described below. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, thereon for the Notes repurchased, to the date of purchase. Within 10 days following any Change of Control, the Company will mail a notice to each Holder of the Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described below and in such notice.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d) The Paying Agent will promptly mail to each Holder of Notes properly tendered pursuant to the Change of Control Offer the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $1.00 or an integral multiple of $1.00 in excess thereof.

(e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all notes tendered and not withdrawn pursuant to the Change of Control Offer.

ARTICLE IV.

AFFIRMATIVE COVENANTS

Section 4.01. Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes.

(a) All payments by the Company of principal, interest, premium, fees and other Obligations shall be made (i) other than with respect to a payment of PIK Interest, in U.S. dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the Paying Agent for the account of the Holders or (ii) with respect to a payment of PIK Interest, by the Company in accordance with Section 2.12(a) either (x) directing by a written order to the Trustee to increase the Capitalized Principal Amount of the Notes by the relevant Capitalized Amount or (y) authenticating and delivering, by written direction to the Trustee, PIK Notes in an aggregate principal amount equal to the relevant Capitalized Amount, in the case of each of (i) and (ii) above not later than 10:00 a.m. (New York City time) on the date due.

(b) All payments in respect of the principal amount of any Note shall be accompanied by payment of accrued interest on such Note, and all such payments (and, in any event, any payments in respect of any Note on a date when interest is due and payable with respect to such Note) shall be applied to the payment of interest then due and payable before application to principal.

(c) Whenever any payment to be made hereunder with respect to any Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period; provided that, if the payment to be made in respect of the final Stated Maturity of the Notes falls on a day that is not a Business Day, such payment shall be made on the immediately prior Business Day, and interest shall be deemed to have accrued, and shall be payable, as if the payment was made on the date of the final Stated Maturity of the Note.

(d) The Paying Agent shall deem any payment by or on behalf of the Company hereunder that is not made in accordance with Section 4.01(a) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Paying Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Paying Agent shall give prompt notice to the Company if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.01(a) (“Events of Default—Payment Failure”). Interest shall continue to accrue on any outstanding principal amount of Notes as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.12(b) from the date such amount was due and payable until the date such amount is paid in full.

(e) The Company will deliver a notice (a “PIK Notice”) to the Trustee no later than five Business Days prior to the end of any relevant Interest Period in respect of which the Company will pay PIK Interest, which notice will state the total amount of interest to be paid on the PIK Interest Payment Date in respect of such Interest Period and the amount of such interest to be paid as PIK Interest. PIK Interest will be considered paid on the date due if on such date the Trustee has received (i) a written order, pursuant to Section 2.02, from the Company signed by two Officers of the Company, requesting to increase the balance of any Global Note to reflect such PIK Interest or (ii) PIK Notes duly executed by the Company together with a written order, pursuant to Section 2.02, of the Company, signed by two Officers of the Company, requesting the authentication of such PIK Notes by the Trustee. In connection with the payment of PIK Interest in respect of the Notes, the Company will, without the consent of Holders (and without regard to any restrictions or limitations set forth under Section 5.01), either increase the outstanding principal amount of the Notes represented by a Global Note or issue PIK Notes under this Indenture.

Section 4.02. Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 (“Registrar and Paying Agent”) hereof.

Section 4.03. Corporate Existence.

Subject to Article VI, the Company shall, and shall cause each Subsidiary to, preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 5.07 (“Corporate Actions”) or Section 5.08 (“Dispositions”).

Section 4.04. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred and is then continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, the Company is not a party to a decree, order or written agreement nor has any statutory law, regulation or rule applicable to the Company been enacted that, in each case, by its express terms, prohibits the payment of the principal of, or premium or interest, if any, on the Notes when due pursuant to the Indenture and the Notes, or if such decree, order or written agreement exists, or such statutory law, regulation or rule has been enacted, a description thereof and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Reporting.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and retrieval System (“EDGAR”) (or any successor filing system) within five (5) Business Days of the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual Financial Statements by the Company’s independent registered public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each Annual Report on Form 10-K will include a report on the Company’s consolidated Financial Statements by the Company’s certified independent accountants.

For the avoidance of doubt, notwithstanding the foregoing, (i) the Company will not be required to furnish any information, certificates or reports required by (A) Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (B) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (ii) the reports referred to above will not be required to contain the separate Financial Statements or other information contemplated by Rule 3-05, Rule 3-09, Rule 3-10, Rule 3-16 and Article 13 of Regulation S-X and (iii) the reports referred to above will not be required to present compensation or beneficial ownership information.

(b) The Company will file a copy of each of the reports referred to in paragraph (a) with the SEC for public availability (unless the SEC will not accept such a filing). If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website. The Company, and to the extent applicable, the Guarantors, will be deemed to have furnished such reports and other information to the Trustee and the Holders if it has filed such reports and other information with the SEC using the EDGAR filing system (or any successor filing system), or if such system is not available to the Company or the SEC will not accept any such filing, if it has filed such reports and other information on its website, and in each case, such reports and other information are publicly available thereon. The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated thereunder.

(c) The Company and the Guarantors agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) At any time that the Company is not subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act, the Company will furnish the information required by Section 4.05(a) to the Trustee and, in lieu of filing such reports with the SEC, may make available such information electronically (including by posting to a non-public, password-protected website maintained by the Company or a third party) to any Holder, any bona fide prospective investor in the Notes, any bona fide market maker (or person who intends to be a market maker) in the Notes or any bona fide securities analyst, in each case, who provides to the Company its email address, employer name and other information reasonably requested by the Company. Any Person who requests such financial information from the Company or seeks to participate in any conference call required by this Indenture will be required to represent to and agree with the Company (and by accepting such financial information, such Person will be deemed to have represented to and agreed with the Company) to the Company’s good faith satisfaction that:

(1) it is a Holder, a bona fide prospective investor in the Notes, a bona fide market maker (or intended market maker) with respect to the Notes or a bona fide securities analyst, as applicable;

(2) if it is a prospective purchaser of the Notes, it is (A) a QIB, (B) a Non- U.S. Person or (C) an AI;

(3) it will not use the information in violation of applicable securities laws or regulations;

(4) it will not communicate the information to any Person and will keep the information confidential;

(5) it will use such information only in connection with evaluating an investment in the Notes (or, if it is a bona fide market maker or intended market maker, only in connection with making a market in the Notes or, if it is a bona fide securities analyst, for preparing analysis for Holders and prospective purchasers of the Notes that otherwise have access to the financial information in compliance with this covenant); and

(6) it (A) will not use such information in any manner intended to compete with the business of the Company and (B) is not a Person (which includes such Person’s Affiliates, other than the Affiliates of a bona fide securities research analyst with whom such research analyst does not share such information) that is principally engaged in or derives a significant portion of its revenues from operating or owning a business which is substantially similar to the business engaged in by the Company and its Subsidiaries on the Issue Date.

Section 4.06. Insurance.

(a) The Company shall, and shall cause each Subsidiary to, with reputable insurers in respect of their respective Properties, carry and maintain insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses, or self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

(b) All policies of property insurance with respect to the Collateral either shall have attached thereto a payable endorsement in favor of the Trustee for its benefit and the ratable benefit of the Secured Parties, and all policies of liability insurance with respect to the Notes Parties shall name the Trustee for its benefit and the ratable benefit of the Secured Parties as an additional insured. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All policies of property insurance with respect to the Collateral and liability insurance with respect to the Notes Parties shall contain a provision that notwithstanding any contrary agreements between the Company, the Subsidiaries and the applicable insurance company, such policies will not be canceled or amended in any manner that is materially adverse to the interests of the Trustee or the Holders (which provision shall include any reduction in the scope or limits of coverage) without at least thirty (30) days’ (or ten (10) days in the case of non-payment) prior written notice to the Trustee.

(c) Any proceeds of insurance referred to in this Section 4.06 which are paid to the Trustee shall (1) if no Event of Default has occurred and is continuing, be returned to the Company to be applied as permitted by Section 3.09(b) (“Mandatory Offers to Purchase”), and (2) if an Event of Default has occurred and is continuing, be immediately applied to the obligations under the Notes in accordance with Article VII (“Defaults and Remedies”) (subject to the terms of the ABL Intercreditor Agreement).

Section 4.07. Compliance with Laws.

The Company shall, and shall cause each Subsidiary to, comply with all federal, state, and local laws and regulations (including Environmental Laws) which are applicable to the operations and Property of the Company or any Subsidiary and maintain all related permits necessary for the ownership and operation of the Company’s and each Subsidiary’s Property and business except to the extent the failure to comply therewith could not reasonably be expected to have a Material Adverse Change; provided that this Section 4.07 shall not prevent the Company or any Subsidiary from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings for which adequate reserves have been established. The Company will, and will cause its Subsidiaries to, maintain in effect and enforce policies and procedures designed reasonably intended to procure compliance, in all material respects, by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 4.08. Taxes.

The Company shall, and shall cause each Subsidiary and any member of the Tax Group to, pay and discharge all Taxes imposed on the Company, any Subsidiary, or any member of the Tax Group prior to the date on which penalties attach except (a) where such Tax is being contested in good faith and for which adequate reserves have been established in compliance with GAAP, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

Section 4.09. New Subsidiaries.

Within thirty (30) days after (x) the creation of any new Subsidiary of the Company or (y) the purchase by the Company or any Subsidiary of the capital stock of any Person, which purchase results in such Person becoming a Subsidiary of the Company, the Company shall cause (a) such Subsidiary, if it is a Domestic Subsidiary (excluding any FSHC), to become a Guarantor and to execute and deliver to the Trustee (i) a supplemental indenture in substantially the form as Exhibit E hereto, (ii) a notation of guarantee in substantially the form as Exhibit D hereto, (iii) a supplement to the applicable Security Agreement in substantially the same form as Annex 1 to such Security Agreement, (iv) a Mortgage if such Domestic Subsidiary (excluding any FSHC) owns Real Estate Assets required to be mortgaged under Section 4.19 (“Additional Material Real Estate Assets”), (v) if such Domestic Subsidiary owns any Equity Interests in any other Person, a supplement to the Pledge Agreement in substantially the same form as Annex 1 to the Pledge Agreement, provided that, such Domestic Subsidiary shall only be required to pledge 65% of the voting Equity Interests and 100% of the non-voting Equity Interests in each of its First-Tier CFCs or FSHCs (or such greater percentage of the voting Equity Interests in each such First-Tier CFC or FSHC that would not reasonably be expected to result in material tax liability (or a material loss of tax benefits) to the Notes Parties); provided, further that any such additional pledge shall be automatically released without any further action by any of the parties hereto upon notice to the Security Agent by the Company of its reasonable determination that such additional pledge is reasonably expected to result in material tax liability (or a loss of material tax benefits), and (vi) such evidence of corporate, partnership or limited liability company authority to enter into such supplemental indenture, such notation of guarantee, such Security Agreement, and the Pledge Agreement and an Opinion of Counsel to such Domestic Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) the equity holder of such Subsidiary to execute an amendment to the Pledge Agreement pledging 100% of the Equity Interest owned by such equity holder if such Subsidiary is a Domestic Subsidiary (but if such Subsidiary is an FSHC, limited to 65% of the voting Equity Interests and 100% of the non-voting Equity Interests issued by such FSHC), along with share certificates pledged thereby and appropriately executed stock powers in blank, if applicable. Notwithstanding the foregoing, Pioneer Services shall not be required to execute and deliver any Notes Documents so long as Pioneer Services (i) is a disregarded entity for U.S. federal income Tax purposes and (ii) owns no material assets other than no more than 3% of the ownership interests in Foreign Subsidiaries of Global Holdings. For the avoidance of doubt and notwithstanding anything contained in this Indenture or any other Notes Document to the contrary, (A) each Subsidiary that constitutes a guarantor or pledgor under the ABL Credit Agreement or any other ABL Credit Document shall constitute a Guarantor or pledgor, as applicable, under this Indenture and the other Notes Documents, and (B) subject to clause (A), (1) no Foreign Subsidiary of the Company or FSHC (other than Global Holdings) shall be considered, or shall be required to become, a Guarantor and (2) any Notes Party that owns an Equity Interest in a CFC or FSHC shall not be required to pledge (x) any Equity Interest in any Subsidiary of a First-Tier CFC or FSHC or (y) in excess of 65% of the voting Equity Interests issued by any First-Tier CFC or FSHC pursuant to the Pledge Agreement (or such greater percentage of the voting Equity Interests issued by any First-Tier CFC or FSHC that would not reasonably be expected to result in material tax liability (or a loss of material tax benefits) to the Notes Parties; provided, that any such additional pledge shall be automatically released without any further action by any of the parties hereto upon notice to the Security Agent by the Company of its reasonable determination that such additional pledge is reasonably expected to result in material tax liability (or a loss of material tax benefits)).

Section 4.10. Security.

The Company agrees that at all times the Security Agent shall have an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens) in the Collateral to secure the performance and payment of the Notes Obligations.

Section 4.11. Deposit Accounts; Securities Accounts; Commodity Accounts.

The Company shall, and shall cause each other Notes Party to, maintain all deposit accounts, securities accounts and commodity accounts (other than the Excluded Accounts) subject to Account Control Agreements. Notwithstanding anything to the contrary contained in this Indenture or any other Notes Documents, in no event shall the Company or any other Notes Party be required to enter into an Account Control Agreement with respect to an Excluded Account.

Section 4.12. Records.

The Company shall, and shall cause each Subsidiary to, maintain books of record with respect to such Person’s operations, affairs, and financial condition in accordance with GAAP in all material respects.

Section 4.13. Maintenance of Properties.

The Company shall, and shall cause each Subsidiary to, maintain its owned, leased, or operated Property necessary in the operation of its business in good condition and repair, normal wear and tear and casualty and condemnation excepted; and shall abstain from, and cause each Subsidiary to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

Section 4.14. Appraisals.

From and including December 31, 2020, the Company shall, and shall cause its Subsidiaries to, cause an Approved Appraiser to conduct an appraisal as of each December 31 and each June 30 of each fiscal year, and to cause such appraisals to be delivered to the Trustee in each case within thirty (30) days after such dates, solely for the benefit of the Trustee and the Holders (but at the Notes Parties’ sole cost and expense). Such written appraisals may include, but not be limited to, a detailed NOLV for machinery, parts, Equipment and other fixed assets of the Notes Parties; provided that at least one appraisal per fiscal year (including, for the avoidance of doubt, the fiscal year ended December 31, 2020) shall be a field appraisal and any other appraisals in such fiscal year shall be desktop updates. Within two (2) Business Days after the delivery of an appraisal in accordance with this Section 4.14, the Company shall deliver a Compliance Certificate to the Trustee with a written direction to the Trustee to deliver a copy to the Holders. In addition, from and including the quarter ended December 31, 2020, the Company shall include information with respect to the calculation of the Asset Coverage Ratio in its quarterly reports on Form 10-Q and its annual reports on Form 10-K.

Section 4.15. Titled Collateral.

The Company shall, and shall cause each of its Subsidiaries that is a Notes Party to:

(a) On or before the date that is 150 days following the Issue Date, cause the original certificate of title for each piece of Certificated Equipment or Certificated Motor Vehicles (other than Excepted Certificated Equipment and Motor Vehicles) owned by it on the Issue Date to name the Security Agent as the holder of an Acceptable Security Interest thereon and shall deliver a copy of such certificate of title to the Security Agent (or its designated agent) with such notation; and

(b) Cause the original certificate of title for each piece of Certificated Equipment and Certificated Motor Vehicle (other than Excepted Certificated Equipment and Motor Vehicles) purchased by it after the Issue Date to name the Security Agent as the holder of an Acceptable Security Interest thereon and shall deliver a copy of such certificate of title to the Security Agent (or its designated agent) with such notation within 45 days after such purchase.

Section 4.16. Quarterly Update Calls.

The Company will, promptly following the delivery of Financial Statements under Section 4.05 (“Reporting”), participate in a meeting or conference call with the Trustee and the Holders; provided that the foregoing requirement may be satisfied by public earnings calls for all shareholders that are open to the Trustee and the Holders. At any time that the Company is not subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act, any Person who attends such conference call with the Company will be required to represent to and agree with the Company (and by attending such conference call, such person will be deemed to have represented and agreed with the Company) to clauses (1) through (6) of Section 4.05(d).

Section 4.17. [Reserved].

Section 4.18. Further Assurances.

At any time or from time to time, each Notes Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as may be necessary in order to effect fully the purposes of the Notes and the Subsidiary Guarantees and the Security Documents. In furtherance and not in limitation of the foregoing, each Notes Party shall take such actions as may be necessary from time to time to ensure that the Notes are guaranteed by the Guarantors and are secured by substantially all of the assets of the Company and its Subsidiaries and all of the outstanding Equity Interests of the Company and its Subsidiaries (subject to limitations contained in the Security Documents with respect to Foreign Subsidiaries, FSHCs and Excluded Property (as defined in the Security Agreement)).

Section 4.19. Additional Material Real Estate Assets.

In the event that (a) (i) one or more Notes Parties acquires Real Estate Assets after the Issue Date or (ii) any Person that owns Real Estate Assets becomes a Guarantor after the Issue Date, and (b) the aggregate book value or aggregate fair market value, as reasonably estimated by the Company in good faith, of all such Real Estate Assets described in clause (a), together with the aggregate book value or aggregate fair market value, as reasonably estimated by the Company in good faith, as applicable, of all other Real Estate Assets of the Notes Parties (other than the Excepted Real Estate Assets owned on the Issue Date) that are not subject to an Acceptable

Security Interest under a Mortgage, exceeds $2,500,000, then such Notes Party shall (A) promptly (and, in any event, within 10 Business Days thereafter) take all such actions that are necessary to subject such Real Estate Assets (other than Real Estate Assets of the Notes Parties for which neither the aggregate book value nor the aggregate fair market value for all such Real Estate Assets for all Notes Parties, taken as a whole (other than Excepted Real Estate Assets) equals or exceed $2,500,000) to a Lien in favor of the Security Agent for the benefit of the Holders, including executing and delivering, or causing to be executed and delivered, one or more Mortgages with respect to such Real Estate Assets, together with all documents, instruments, agreements, certificates, title insurance, title opinions, legal opinions and surveys related thereto that are reasonably requested by the Security Agent and (B) reasonably in advance of the execution and delivery of any Mortgage covering any Real Estate Assets on which any “Building” or “Manufactured (Mobile) Home” (each, as defined in the applicable Flood Insurance Regulations) is located, deliver, or caused to be delivered, to the Trustee life-of-loan Federal Emergency Management Agency Standard Flood Hazard Determinations with respect to such Real Estate Assets.

Section 4.20. Anti-Corruption Laws.

The Company and its Subsidiaries shall conduct their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other applicable anti-corruption legislation in other jurisdictions where the Company or its Subsidiaries employs or contracts personnel and conducts material operations, and maintain policies and procedures designed to promote and achieve compliance with such laws.

Section 4.21. Additional Subsidiary Guarantees.

Subject to Section 4.09 (“New Subsidiaries”) (but, for the avoidance of doubt, without limiting the obligations of the Company set forth therein), if any Domestic Subsidiary that is not a Guarantor guarantees, assumes or in any other manner becomes liable for Debt of any Notes Party, then such Domestic Subsidiary will (1) become a Guarantor and (2) execute a supplemental indenture in substantially the form attached as Exhibit E hereto, and a notation of guarantee in substantially the form attached as Exhibit D hereto, and deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case, within 10 Business Days of the date on which it so became liable with respect to such Debt; provided that, any Domestic Subsidiary that constitutes an Immaterial Subsidiary shall not be required to become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. Upon the release, termination or satisfaction of such Domestic Subsidiary’s guarantee or assumption of such Debt, or as otherwise provided in this Indenture, that Subsidiary’s Subsidiary Guarantee shall automatically be released and terminated.

Section 4.22. Payments for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.23. Floating Interest Rate.

(a) The interest rate on the Notes will reset on each Interest Payment Date occurring prior to the final Stated Maturity of the Notes. The interest rate for the Notes for a particular Interest Period will be a rate equal to LIBOR on the second London Business Day preceding the first day of such Interest Period (an “Interest Determination Date”), as determined by the Calculation Agent, plus 9.50%; provided that, for all Interest Periods commencing from May 15, 2024, the interest rate for the Notes for a particular Interest Period will be a rate equal to LIBOR as of the relevant Interest Determination Date, plus 10.50%.

(b) Subject to paragraphs (c) and (d) of this Section 4.23, “LIBOR” shall mean for any Interest Period, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by the Calculation Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in U.S. dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) on such Interest Determination Date, or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate per annum equal to the average of the quotations received by the Calculation Agent from the Company for deposits (for delivery on the first day of the relevant period) in U.S. dollars of amounts in same day funds comparable to the principal amount of the Notes from three leading banks in the London deposit market, for which LIBOR is then being determined with a term comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided, however, that notwithstanding the foregoing, LIBOR (or any Alternative Rate (as defined below)) shall at no time be less than 1.500%.

(c) Notwithstanding the foregoing, if the Company determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for determining LIBOR (including because LIBOR is not available or published on a current basis), it shall as soon as practicable so notify the Calculation Agent and the Company shall provide a substitute for LIBOR, which shall be the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice, as determined by the Company (the “Alternative Rate”). The Calculation Agent will use such Alternative Rate for each future Interest Determination Date to calculate the interest rate for the Notes. As part of such substitution, the Company will make such adjustments (“Adjustments”) to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the Notes. The Company and the Trustee shall enter into an amendment to this Indenture to reflect the Alternative Rate and such other related changes to this Indenture as may be applicable as determined in good faith by the Company and set forth in an Officers’ Certificate delivered to the Trustee. Notice of such amendment shall be promptly given to the Calculation Agent by the Company. If the Company determines that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, the Calculation Agent shall have the right to resign as calculation agent in respect of the Notes and the Company will appoint, in its sole discretion, a successor calculation agent in respect of the Notes to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on the Company, the Trustee and the holders of the Notes. If, however, the Company determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, LIBOR (for purposes of calculating the relevant interest rate) will be equal to such rate on the Interest Determination Date when LIBOR was last available on Bloomberg L.P.’s page “BBAM” and last used to determine the relevant interest rate for the Notes. The Company will promptly notify Holders of the Notes of the rate replacing LIBOR.

(d) LIBOR for the Interest Period commencing on the Issue Date shall be 1.5%.

(e) Promptly upon determination of the interest rate for a given Interest Period on each Interest Determination Date, the Calculation Agent will inform the Company and the Trustee by written notice of the interest rate for such Interest Period. The Company will make available the interest rates for current and preceding Interest Periods by delivery of a notice through such medium as available to participants in DTC or any successor thereof, and in accordance with applicable respective rules and procedures as long as the Notes are held in global form. In the event that the Notes are held in certificated form, upon the request of the Holders, the Company will provide the interest rates for the current and preceding Interest Periods.

(f) All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all U.S. dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward. Each calculation of the interest rate by the Calculation Agent will (in the absence of manifest error) be final and binding on the Holders and the Notes Parties.

(g) Interest on the Notes will be payable on a quarterly basis in arrears, each February 15, May 15, August 15 and November 15, until the final Stated Maturity of the Notes (each, an “Interest Payment Date”). For the avoidance of doubt, the first Interest Payment Date shall be August 15, 2020.

(h) Interest on the Notes will accrue from (and including) the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be applied to the principal amount of the Notes outstanding on the first day of the relevant Interest Period and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Section 4.24. Post-Issue Date Matters.

No later than 10 Business Days after the Issue Date, the applicable Notes Parties shall deliver to the Security Agent the certificate representing 35% of the Equity Interests in Proveedora Internacional de Taladros S.A.S., together with the undated stock power or other transfer instrument evidencing such Equity Interests.

ARTICLE V.

NEGATIVE COVENANTS

Section 5.01. Debt.

The Company shall not, nor shall it permit any Subsidiary to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a) Debt of the Notes Parties under the Notes issued hereunder (including any PIK Notes);

(b) intercompany Debt incurred in the ordinary course of business subordinated to the Notes Obligations on terms set forth in the Intercompany Subordination Agreement, evidenced by an Intercompany Note, and owed (1) by any Guarantor (other than Global Holdings and its Subsidiaries) to the Company; (2) by the Company to any Guarantor (other than Global Holdings and its Subsidiaries); (3) by any Guarantor (other than Global Holdings and its Subsidiaries) to another Guarantor; and (4) by Global Holdings or any of its Subsidiaries to the Company or any of its other Subsidiaries to the extent such Debt is an Investment permitted under Section 5.03(c) or (k);

(c) Debt of Foreign Subsidiaries; provided that the aggregate outstanding principal amount of such Debt shall not at any time exceed $2,500,000 and, provided further, that such Debt is not directly or indirectly recourse to any of the Notes Parties or of their respective assets;

(d) Debt incurred in the ordinary course of business to finance the payment of premiums for a 12 month period for insurance; provided that the aggregate outstanding principal amount of such Debt shall not at any time exceed $2,500,000;

(e) Debt (other than for borrowed money) subject to Liens permitted under Section 5.02(b) and Section 5.02(e);

(f) Debt arising under any Hedging Arrangement permitted under Section 5.15;

(g) unfunded Plan obligations or liabilities to the extent they are permitted to remain unfunded under applicable law;

(h) Guarantees (1) of any Notes Party in respect of Debt of any Notes Party (other than Global Holdings and its Subsidiaries, except to the extent that the Debt incurred by Global Holdings and its Subsidiaries, were it guaranteed, would not exceed the amount of an Investment therein permitted under Section 5.03) otherwise permitted hereunder and (2) of the Company or any Subsidiary in respect of Debt of Global Holdings or any of its Subsidiaries otherwise permitted hereby to the extent such Guarantees constitute Investments permitted under Section 5.03(c) or (k);

(i) Debt of the Company under the Convertible Bonds existing on the Issue Date (including any capitalized interest or payment-in-kind interest thereon) and any refinancing, extension, renewal or replacement thereof; provided that (i) such refinancing, extension, renewal or replacement does not increase the then outstanding principal amount of the Convertible Bonds (plus all accrued interest on the Convertible Bonds and the amount of all expenses and premiums incurred in connection therewith), (ii) the final Stated Maturity of any such refinancing, extension, renewal or replacement Debt shall not be earlier than 180 days after the final Stated Maturity of the Notes, (iii) the Weighted Average Yield of such refinanced, extended, renewed or replaced Debt is equal to or greater than the Weighted Average Yield of the Convertible Bonds and (iv) such refinanced, extended, renewed or replaced Debt is incurred by the Company.

(j) obligations in respect of Cash Management Agreements in the ordinary course of business, including any letter of credit supporting such obligations;

(k) Debt incurred by the Company or its Subsidiaries in an Acquisition permitted under Section 5.04 consisting of agreements providing for indemnification, the adjustment of the purchase price or similar adjustments (but not earnouts);

(l) Debt arising under bid, performance, stay, customs, appeal and surety bonds, or with respect to workers’ compensation or other like employee benefit claims, in each case incurred in the ordinary course of business, and obligations in respect of letters of credit related thereto;

(m) Debt existing on the Issue Date and set forth in Schedule 5.01 hereto and any modifications, refinancings, extensions, renewals or replacements (but not the increase in the aggregate principal amount other than customary costs, expenses and premiums associated with such modifications, refinancings, extensions, renewals or replacements) thereof;

(n) other Debt in an aggregate principal amount outstanding (together with the principal amount of Debt outstanding pursuant to Section 5.01(c), (d) or (f)) at any time not to exceed $5,000,000; provided that if the Company creates, assumes, incurs, suffers to exist or otherwise becomes liable for secured Debt for borrowed money pursuant to this Section 5.01(n), the Weighted Average Yield applicable to such Debt shall not be greater than the applicable Weighted Average Yield payable pursuant to the Notes, unless the interest rate with respect to the Notes is increased so as to cause the then applicable Weighted Average Yield on the Notes to equal the Weighted Average Yield then applicable to such Debt;

(o) Additional Notes Collateral Debt in an aggregate principal amount outstanding at any time not to exceed $10,000,000, and any extensions, refinancings, refundings, replacements and renewals in respect thereof, provided that any Debt so extending, refinancing, refunding, replacing or renewing such Debt is Additional Notes Collateral Debt and, for the avoidance of doubt, is subject to the Additional Notes Collateral Debt ROFO; and

(p) Debt of the Notes Parties under the ABL Credit Documents as in effect on the date hereof, or as amended, restated, supplemented or otherwise modified in accordance with Section 5.20(b), and any extensions, refinancings, refundings, replacements and renewals in respect thereof made in accordance with such Section 5.20(b) and the ABL Intercreditor Agreement, so long as, in each case, such Debt is subject to the ABL Intercreditor Agreement.

Section 5.02. Liens.

The Company shall not, nor shall it permit any Subsidiary to, create, assume, incur, or suffer to exist any Lien on the Property of the Company or any Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a) Liens securing the Notes Obligations;

(b) Excepted Liens;

(c) Liens arising from precautionary UCC financing statements regarding operating leases entered into by the Company or any Subsidiary in the ordinary course of business;

(d) Liens on cash or securities pledged to secure Cash Management Agreements and insurance policies in the ordinary course of business and cash deposits to secure letters of credit in respect of the foregoing;

(e) Liens (1)(A) on advances of cash or Liquid Investments in favor of the seller of any property to be acquired in connection with an Acquisition permitted by Section 5.04, which advances shall be applied against the purchase price for such Acquisition or (B) consisting of an agreement to dispose of any property in a Disposition permitted by Section 5.08, and (2) on cash earnest money deposits to secure performance made in connection with any letter of intent or purchase agreement not prohibited hereby;

(f) Liens existing on the Issue Date and set forth in Schedule 5.02 and any modifications, replacements, renewals or extensions thereof; provided that (1) such Liens shall not be modified or amended to secure more than the amount of the Obligations which they secure on the Issue Date and (2) such Liens do not extend to any additional Property other than after acquired Property and proceeds and products thereof;

(g) other Liens securing Obligations, actual or contingent, in an aggregate principal amount not greater than $5,000,000;

(h) Liens securing any Debt permitted under Section 5.01(o); provided that the applicable Liens are subject to the ABL Intercreditor Agreement;

(i) Liens securing any Debt permitted under Section 5.01(p); provided that the applicable Liens are subject to the ABL Intercreditor Agreement; and

(j) “protective” Liens granted in connection with sales permitted hereunder that are intended to be “true sales” or bailment, storage or similar arrangements in which a counterparty holds title to the assets that are the subject of such transaction, and precautionary UCC financing statement filings made in respect of consignments.

Section 5.03. Investments.

The Company shall not, nor shall it permit any Subsidiary to, make or hold any direct or indirect Investment in any Person, other than the following (collectively, the “Permitted Investments”):

(a) Investments in the form of trade credit to customers of the Notes Parties arising in the ordinary course of business and represented by accounts from such customers;

(b) Liquid Investments;

(c) Investments existing on the Issue Date (1) by the Company in any Subsidiary, and (2) by any Subsidiary in the Company or any other Subsidiary or (3) set forth on Schedule 5.03;

(d) Investments in Hedging Arrangements permitted under Section 5.15;

(e) ordinary course of business Investments in (1) a Guarantor (other than Global Holdings and its Subsidiaries) or (2) the Company; provided that, to the extent such Investments consist of intercompany loans or advances, such Investments are subordinated to the Notes Obligations and are evidenced by an Intercompany Note;

(f) promissory notes and other non-cash consideration received by the Notes Parties in connection with any asset sale permitted under Section 5.08;

(g) Investments received in connection with the bankruptcy or reorganization of suppliers and customers, or with the settlement of delinquent obligations of, and disputes with, customers and suppliers arising in the ordinary course of business;

(h) loans and advances to employees of the Notes Parties in the ordinary course of business; provided that the aggregate principal amount of all such loans and advances shall not exceed $50,000 at any time outstanding;

(i) creation or acquisition (subject to and in accordance with Section 5.04) of any additional Subsidiaries (and in the case of an Acquisition permitted by Section 5.04, the Investments owned by such Subsidiaries on the date of such Acquisition shall be deemed permitted hereby provided that such Investments were not acquired in contemplation of such Acquisition); provided that each such Subsidiary shall comply with the requirements of Section 4.09; provided further that neither the Company nor any Subsidiary (other than Global Holdings and its Subsidiaries) may create or acquire any Foreign Subsidiary;

(j) Investments consisting of Debt (other than Debt described in Section 5.01(n) and (o)), Acquisitions and corporate actions, otherwise permitted pursuant to the applicable provisions of Section 5.01 (other than Section 5.01(n) and (o)), Section 5.04 and Section 5.07;

(k) (i) Investments by a Subsidiary of Global Holdings in another Subsidiary of Global Holdings; (ii) Investments of Equipment consisting of parts, supplies and spares into Global Holdings or Foreign Subsidiaries of Global Holdings; provided that (A) the aggregate value of all such Equipment invested pursuant to this clause (ii), together with the aggregate value of all Equipment Disposed of pursuant to Section 5.08(i), shall not exceed $10,000,000 (excluding Investments made pursuant to Section 5.03(l)), (B) no Default or Event of Default shall have occurred and be continuing at the time of such Investment or shall result therefrom, (C) the Asset Coverage Ratio of the Company and its Subsidiaries, calculated on a pro forma basis to give effect to all such Investments and Dispositions, shall not be less than 1.5:1.0, and (D) to the extent such Investment consists of a lease of Equipment, (1) the applicable Foreign Subsidiary shall have executed a consent to the assignment of such lease pursuant to the Security Documents and (2) Account Control Agreements shall have been executed in accordance with Section 4.11 with respect to each deposit account in which payments under any such lease are deposited; and (iii) cash Investments in the Colombian Group in an aggregate amount over the period commencing on the Issue Date not to exceed the sum of (x) $25,000,000 plus (y) an amount equal to the aggregate amount distributed or otherwise paid on or after the Issue Date to the Notes Parties (other than Global Holdings and its Subsidiaries) by Global Holdings or one or more Foreign Subsidiaries comprising the Colombian Group, including, but not limited to, lease payments with respect to the lease of any drilling rig leased by one or more of the Foreign Subsidiaries comprising the Colombian Group from the Notes Parties (other than Global Holdings and its Subsidiaries); provided that (A) in no event shall the aggregate amount of Investments outstanding under this clause (iii) exceed $25,000,000 (excluding Investments made pursuant to Section 5.03(l)) at any time, (B) no Default or Event of Default shall have occurred and be continuing at the time of such Investment or shall result therefrom and (C) to the extent practicable, such Investment shall be made as a loan or advance evidenced by an Intercompany Note; and

(l) Investments by a Notes Party of the drilling rigs described in Section 5.08(k) and any related assets and equipment useful for the operation thereof into Global Holdings or any Foreign Subsidiary comprising the Colombian Group in order to facilitate Dispositions of such rigs and related equipment (or Foreign Subsidiary) to a third party in accordance with Section 5.08(k).

Section 5.04. Acquisitions.

The Company shall not, nor shall it permit any Subsidiary to, make an Acquisition in a transaction or related series of transactions unless:

(a) no Event of Default shall have occurred or be continuing or would result from such Acquisition,

(b) such Acquisition is substantially related to the business of the Company and its Subsidiaries individually or in the aggregate and is not hostile,

(c) such Acquisition is either (i) not of a Foreign Subsidiary or (ii) made by Global Holdings or one of its Subsidiaries, and

(d) solely with respect to Acquisitions financed with cash consideration, if (i) the aggregate consideration for such Acquisition exceeds $10,000,000 or (ii) the aggregate consideration for all such Acquisitions since the Issue Date exceeds $20,000,000, then after giving pro forma effect to such Acquisition, the sum of (A) the aggregate Unrestricted Cash and Liquid Investments of the Notes Parties at such time plus (B) the aggregate amount available for borrowing under the ABL Credit Agreement at such time shall not be less than $90,000,000.

Section 5.05. Agreements Restricting Liens or Payments to Company.

The Company shall not, nor shall it permit any Subsidiary to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Indenture, the other Notes Documents, the ABL Credit Documents and the Convertible Bond Indenture) which in any way (a) prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Notes Obligations (other than agreements governing Debt permitted by Section 5.01(n) and (o) to the extent such restrictions govern only the assets financed pursuant to or securing such Debt incurred pursuant to Section 5.01(n) and (o)), (b) restricts any Subsidiary from paying Restricted Payments to the Company, or (c) requires the consent of or notice to other Persons in connection therewith, except (1) in connection with a Disposition permitted by Section 5.08 or (2) customary restrictions contained in leases, subleases or licenses entered into in the ordinary course of business.

Section 5.06. [Reserved]

Section 5.07. Corporate Actions.

The Company shall not, nor shall it permit any Subsidiary to, merge or consolidate with or into any other Person, except that, subject to compliance with Article VI, (a) a Notes Party (other than Global Holdings) may merge or be consolidated with or into any other Notes Party (other than Global Holdings), (b) any Subsidiary of Global Holdings may merge or be consolidated with or into any other Subsidiary of Global Holdings and (c) any Subsidiary may merge with any other Person (other than a Subsidiary of Global Holdings) in order to effect an Investment, Acquisition or Disposition permitted pursuant to the applicable provisions of Sections 5.03(i), 5.04 and Section 5.08(c), (k), and (l), respectively, provided that, in each such case under (a), (b) or (c), immediately after giving effect to any such proposed transaction (x) no Default would exist, (y) in the case of any such merger to which the Company is a party, the Company is the surviving entity, and (z) in the case of any such merger to which a Notes Party is a party, the Notes Party is the surviving entity (or if not the surviving entity, the survivor shall, on the date of such transaction, (i) assume the Obligations of such Notes Party and (ii) become a party to the Security Documents (in accordance with Section 4.09 hereof), including, without limitation, by (A) the execution of such documents of joinder and such lien and security agreements as are necessary for the Security Agent to have an Acceptable Security Interest in such Person’s Property (other than Excluded Property (as defined in the Security Agreement)) and in the Equity Interests in such Person, and (B) demonstrating that the Security Agent will have an Acceptable Security Interest in such Person’s Collateral and its compliance in all material respects with applicable laws).

Section 5.08. Dispositions.

The Company shall not, nor shall it permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out Property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of Property no longer useful or used by the Company and its Subsidiaries in the conduct of its business;

(b) Dispositions of Equipment or real Property to the extent that (1) such Property is exchanged for credit against the purchase price of similar replacement Property or (2) the proceeds of such Disposition are reasonably promptly applied, or contractually obligated to be applied (in the case of Equipment for which substantial delivery lead times apply), to the purchase price of such replacement Property; provided, to the extent the Property being transferred constitutes Collateral, such replacement Property shall constitute Collateral;

(c) Dispositions of Property (i) by any Subsidiary to the Company or to another Subsidiary (other than Global Holdings or any Subsidiary thereof) and (ii) by any Subsidiary of Global Holdings to another Subsidiary of Global Holdings; provided that, in the case of clause (i) or (ii), if the transferor of such property is Notes Party, the transferee thereof must be a Notes Party;

(d) Dispositions of inventory in the ordinary course of business;

(e) Dispositions of Liquid Investments;

(f) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(g) Leases, subleases, licenses or sublicenses of property (other than to Global Holdings and its Subsidiaries except with respect to existing leases of drilling rigs numbered 21, 51 and 55) in the ordinary course of business and which do not materially interfere with the business of the Company and its Subsidiaries;

(h) Transfers of Property subject to any settlement of or payment in respect of any property or casualty insurance claim (excluding any claim in respect of business interruption) or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries, subject to the Company’s compliance with Section 3.09(b);

(i) Dispositions of Equipment consisting of parts, supplies and spares by the Company and its Subsidiaries to Global Holdings or Foreign Subsidiaries of Global Holdings; provided that (i) the aggregate book value of all such Equipment Disposed of pursuant to this Section 5.08(i), together with the aggregate book value of all Equipment invested pursuant to Section 5.03(k)(ii) during the period commencing on the Issue Date, shall not exceed $10,000,000, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such Disposition or shall result therefrom, and (iii) the Asset Coverage Ratio of the Company and its Subsidiaries, calculated on a pro forma basis to give effect to all such Dispositions and Investments, shall not be less than 1.5:1.0;

(j) Dispositions permitted by Section 5.03 (other than Section 5.03(j)), Section 5.07 (other than Section 5.07(c)) and Section 5.09;

(k) Dispositions of drilling rigs numbered 21, 51, 52, 53, 55, 301, 302 and 303, each located in Colombia, to a third party (or to Global Holdings on an interim basis in order to facilitate such a disposition), or of the Subsidiary owning such rigs; provided that (1) at the time of such Disposition, no Default shall exist or would result from such Disposition, (2) the consideration received by the Company or its Subsidiaries in connection with such Disposition is (A) equal to or greater than the Fair Market Value of the drilling rigs (or Subsidiary) being Disposed of and (B) comprised of at least 90% cash or Liquid Investments and (iii) in the case of a Disposition of a Subsidiary, such Subsidiary owns no assets or property other than such drilling rigs, related assets and equipment useful for the operation thereof and associated working capital; and

(l) Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 5.08; provided that (1) at the time of such Disposition, no Default shall exist or would result from such Disposition, (2) the consideration received by the Company or its Subsidiaries in connection with such Disposition is (A) equal to or greater than the Fair Market Value of the Property being Disposed of and (B) comprised of at least 90% cash or Liquid Investments, and (3) the Asset Coverage Ratio is not less than 1.5 to 1.0 on a pro forma basis after giving effect to such Disposition.

Section 5.09. Restricted Payments.

The Company shall not, nor shall it permit any Subsidiary to declare, pay or make any Restricted Payments except:

(a) the Notes Parties may make Restricted Payments among and to each other;

(b) the Company’s Foreign Subsidiaries may make Restricted Payments among and to each other;

(c) the Company’s Foreign Subsidiaries may make Restricted Payments to any Notes Party;

(d) the Notes Parties may make Restricted Payments in connection with the customary operation of a consolidated cash management system for the Notes Parties;

(e) the Company may, and may incur obligations to, purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issue of new Equity Interests of the Company;

(f) the Company may, and may incur obligations to, purchase, repurchase, retire or otherwise acquire or retire for value its Equity Interests (i) held by any present or former director, officer, member of management or employee of any Subsidiary in accordance with repurchase rights or obligations established in connection with such Equity Interests, and (ii) pursuant to the terms of any incentive, benefit, compensation, employee or restricted equity interest purchase plan, phantom stock plan, equity interests option plan or other employee benefit or equity based compensation plan established by the Company; provided that the aggregate amount of all such Restricted Payments made to present or former directors, officers or members of management pursuant to this Section 5.09(f) shall not exceed $100,000 in any fiscal year of the Company;

(g) the Company may, and may incur obligations to, make Restricted Payments consisting of (i) the cashless exercise of options or warrants, and the vesting of restricted stock, in connection with customary and reasonable employee compensation, incentive, or other benefit programs, and (ii) purchases of fractional shares provided that total cash disbursements for fractional shares do not exceed $50,000 in any fiscal year of Company;

(h) the Company may, and may incur obligations to, renew, extend, rearrange or refinance (whether at or prior to the maturity thereof) the Additional Notes Collateral Debt incurred pursuant to Section 5.01(o), provided that any Debt so renewing, extending, rearranging or refinancing such Debt is Additional Notes Collateral Debt and, for the avoidance of doubt, is subject to the Additional Notes Collateral Debt ROFO; and

(i) the Company may, and may incur obligations to, renew, extend, rearrange or refinance (whether at or prior to the maturity thereof) the Senior Debt outstanding under the ABL Credit Agreement, provided that any such renewal, extension, rearrangement or refinancing is effected in accordance with the requirements of Section 5.01(p).

Section 5.10. Affiliate Transactions.

The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any Investment, the giving of any Guarantee, the assumption of any obligation or the rendering of any service) with any of their Affiliates involving aggregate value in excess of $500,000 unless such transaction or series of transactions (a) is on terms no less favorable to the Company or such Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate and (b) is consented to by Holders of at least 66 2⁄3% in aggregate principal amount of the Notes then outstanding. The foregoing requirements shall not apply to, to the extent otherwise permitted under this Indenture, transactions among the Company and any Subsidiary.

Section 5.11. Line of Business.

The Company shall not, and shall not permit any Subsidiary to, materially change the character of the Company’s and the Subsidiaries’ collective business as conducted on the date of this Indenture, or engage in any type of business not reasonably related to the Company’s and the Subsidiaries’ collective business as presently and normally conducted.

Section 5.12. Hazardous Materials.

The Company (a) shall not, nor shall it permit any Subsidiary to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste except in compliance with all applicable permits and applicable Environmental Laws, except where such failure to comply with applicable permits or Environmental Law would not result in a Material Adverse Change; and (b) shall not, nor shall it permit any Subsidiary to, release any Hazardous Substance or Hazardous Waste into the environment and shall not permit the Company’s or any Subsidiary’s Property to be subjected to any release of Hazardous Substance or Hazardous Waste, except where such release would not result in a Material Adverse Change.

Section 5.13. Compliance with ERISA.

The Company shall not, nor shall it permit any member of the Controlled Group to, directly or indirectly: (a) engage in any transaction in connection with which the Company or any member of the Controlled Group could be subjected to either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a Tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Company or any member of the Controlled Group to the PBGC (other than premiums in the ordinary course of business); (c) fail to make full payment or contribution when due of all amounts due under the provisions of any Plan, agreement relating thereto or applicable law; (d) permit the actuarial present value of all accumulated benefit liabilities (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation Retirement Benefits) under all underfunded Plans to exceed the fair market value of the assets of all such underfunded Plans allocable to such benefit liabilities; (e) contribute to or assume an obligation to contribute to any Multiemployer Plan; (f) acquire an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan or (2) any Plan with respect to which the actuarial present value of all accumulated benefit liabilities (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation Retirement Benefits) under all underfunded Plans of such Person and the Controlled Group exceed the fair market value of the assets of all such underfunded Plans allocable to such benefit liabilities; (g) incur a liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (h) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability; or (i) amend a Plan resulting in an increase in current liability such that the Company or any member of the Controlled Group is required to provide security to such Plan under ERISA or the Code, if the action described in clauses (a) through (i) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

Section 5.14. Sale and Leaseback Transactions.

The Company shall not, nor shall it permit any Subsidiary to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Company or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Company or such Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

Section 5.15. Limitation on Hedging.

The Company shall not, nor shall it permit any Subsidiary to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which (i) is entered into for reasons other than to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or its Subsidiaries or (ii) is with any party other than (A) a lender or agent under the ABL Credit Agreement or (B) any other Person if such Person or its credit support provider has a long term senior unsecured debt rating at the time of entry into the applicable Hedging Arrangement is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

Section 5.16. Minimum Asset Coverage Ratio.

From and including December 31, 2020, the Company shall not permit the Asset Coverage Ratio as of any June 30 or December 31 of any calendar year to be less than 1.5:1.0.

Section 5.17. Global Holdings and its Subsidiaries.

(a) The Company will not, and will not permit any Subsidiary (other than Global Holdings and its Subsidiaries) to Guarantee any Debt or other obligations of Global Holdings or any of its Subsidiaries, except to the extent permitted by Section 5.03(c) or (k).

(b) The Company will not permit Global Holdings or any of its Subsidiaries to hold any Equity Interests in, or any Debt of, the Company or any Subsidiary (other than Global Holdings and its Subsidiaries).

(c) The Company will cause the management, business and affairs of each of the Company and the Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate Financial Statements of Global Holdings and its Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Company and the Subsidiaries to be commingled) so that Global Holdings and each of its Subsidiaries will be treated as a corporate entity separate and distinct from the Company and the Subsidiaries (other than Global Holdings and its Subsidiaries).

Section 5.18. Landlord Agreements.

(a) No Notes Party shall, nor shall it permit any of its Subsidiaries that is, or is required to be, a Notes Party to hold, store or otherwise maintain any Equipment or Inventory that is intended to constitute Collateral pursuant to the Security Documents at premises which are not owned by a Notes Party unless (1) such Equipment is located at the job site under which such Equipment is then currently under contract or is out for repair or maintenance for a period of up to 120 days, (2) such Equipment or Inventory is located at premises that are leased by a Notes Party or stored at the premises of another Person, and such Notes Party has used commercially reasonable efforts to seek and deliver (x) a lien waiver or subordination agreement and (y) a collateral access agreement (such agreements under clauses (x) and (y), collectively, an “Access and Subordination Agreement”); (3) such Equipment is office equipment located at such Notes Party’s regional corporate headquarters or sales offices; or (4) such Inventory is located on premises owned or operated by the customer that is to purchase such Inventory.

(b) The Company shall not, nor shall it permit any Subsidiary to, remove or withdraw any funds deposited in the Specified Blocked Account, except that funds in the Specified Blocked Account may be withdrawn by the Company on or after the date on or after the date on which the Notes Parties have obtained and delivered to the Security Agent Access and Subordination Agreements with respect to Leased Premises for which the aggregate Annual Rent therefor equals or exceeds 90% of the Total Annual Rent.

Section 5.19. Disposal of Subsidiary Interests.

Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Sections 5.07 and 5.08, no Notes Party shall, nor shall it permit any of its Subsidiaries to, except for pledges of Equity Interests pursuant to the Security Documents or as may be required by the ABL Credit Agreement and addressed in the ABL Intercreditor Agreement, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to a Notes Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

Section 5.20. Amendments or Waivers of Organization Documents, ABL Credit Documents or Material Contracts.

No Notes Party shall, nor shall it permit any of its Subsidiaries to, agree to any of the following:

(a) any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organization Documents in a manner that would be materially adverse to the Security Agent or the Holders;

(b) any amendment, restatement, supplement or other modification to, or waiver of, any ABL Credit Document, if any such amendment, restatement, supplement, modification or waiver would (i) increase the maximum allowed amount of (A) Debt for borrowed money (which shall not include any Bank Product Obligations) constituting principal outstanding under the ABL Credit Documents (including any amounts drawn but not reimbursed under any letters of credit or similar instruments issued under the ABL Credit Documents (whether or not such unreimbursed draws are deemed to constitute loan advances)), plus (B) the aggregate face amount of any undrawn letters of credit or similar instruments issued but not reimbursed under the ABL Credit Documents to an amount in excess of the ABL Cap Amount (as defined in the ABL Intercreditor Agreement) (provided that any amount owing pursuant to the ABL Credit Documents and/or Bank Product Obligation as interest, premiums, fees, costs and expenses (and reimbursement obligations with respect thereto), indemnification obligations, and other amounts and charges shall, at all times for all purposes under this paragraph, be considered as such, regardless of whether such amount may, after it has become owing, be added to the principal balance of the loans or Debt for borrowed money under the ABL Credit Documents and/or charged to any loan account under the ABL Credit Documents), (ii) increase the highest “Applicable Margin” or similar component of the interest rate on the Obligations (as defined in the ABL Credit Agreement) by more than 3.00% per annum above the highest “Applicable Margin” or similar component of the interest rate provided for under the ABL Credit Documents in effect on the date hereof (excluding, without limitation, (A) fluctuations in underlying rate indices, (B) customary changes in interest rates resulting from the replacement (in accordance with prevailing industry practices for similar credit facilities with commercial banks) of any rate index/indices based on LIBOR with an alternative rate index/indices, (C) the imposition of a default rate of up to 2.00% per annum, and (D) movement within the pricing grid set forth in the ABL Credit Agreement as in effect on the date hereof or as modified in accordance with the terms hereof), (iii) change any covenants, defaults, or events of default under the ABL Credit Agreement or any other ABL Credit Document (including the addition of covenants, defaults, or events of default not contained in the ABL Credit Agreement or other ABL Credit Documents as in effect on the date hereof) to restrict any Notes Party from making payments of the Notes Obligations that would otherwise be permitted under the ABL Credit Documents as in effect on the date hereof, or (iv) increase or add any advance rates beyond the advance rates set forth in the ABL Credit Agreement on the Issue Date to the extent that any such increase or addition, when taken together with all other such increases or additions, would result in greater than $7,500,000 in the aggregate of additional loan availability under the ABL Credit Documents (with the impact of each such increase or addition being calculated on the date thereof and then aggregated with the impact of all other such increases or additions); provided that neither the existence of any overadvance under the ABL Credit Agreement, nor the exercise by the ABL Agent (as defined in the ABL Intercreditor Agreement) of any discretionary rights with respect to any component(s) of the borrowing base to the extent contemplated by the ABL Credit Documents on the Issue Date, shall be deemed to be an increase to or addition of an advance rate;

(c) any amendment, restatement, supplement or other modification to, or waiver of, the Convertible Bond Indenture if any such amendment, restatement, supplement, modification or waiver would restrict any Notes Party from making payments of the Notes Obligations that would otherwise be permitted under the Convertible Bond Indenture as in effect on the date hereof; or

(d) any material amendment, restatement, supplement or other modification to, or waiver of, any Material Contract in a manner that would be materially adverse to the Security Agent or the Holders.

Section 5.21. Fiscal Year.

No Notes Party shall, nor shall it permit any of its Subsidiaries to change its fiscal year-end from December 31.

Section 5.22. Foreign Subsidiaries.

No Notes Party shall permit the amount of cash and Cash Equivalents (including Liquid Investments) of the Foreign Subsidiaries of the Notes Parties to exceed $20,000,000 in the aggregate for all such Foreign Subsidiaries at any time (with the amount by which such aggregate cash and Cash Equivalents exceed $20,000,000 at such time equaling the “Excess Cash Amount”), unless such Foreign Subsidiaries distribute such Excess Cash Amount to one or more Notes Parties (other than Global Holdings or any Subsidiary thereof) within three (3) Business Days of the date of determination (the “Excess Cash Distribution Deadline”); provided that, (a) in no event shall the Excess Cash Amount exceed $3,000,000 at any time and (b) to the extent that any Event of Default occurs with respect to this Section 5.22 (other than in connection with a violation of clause (a) above), the Notes Parties may cure such Event of Default by causing such Foreign Subsidiaries to distribute such Excess Cash Amount to one or more Notes Parties (other than Global Holdings or any Subsidiary thereof) within two (2) Business Days after the occurrence of such Event of Default.

Section 5.23. Negative Pledge.

No Notes Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Excepted Certificated Equipment and Motor Vehicle, Excepted Real Estate Asset or other owned Real Estate Asset, other than Excepted Liens and Liens pursuant to Section 5.02(a), (c) and (f) and (to the extent subject to the ABL Intercreditor Agreement and a Mortgage or other Security Document) Section 5.02(h) and (i).

ARTICLE VI.

SUCCESSORS

Section 6.01. Merger, Consolidation, or Dispositions of Property.

(a) The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Properties of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

(1) either:

(A) the Company is the resultant, transferee or the surviving Person; or

(B) the resultant, transferee or surviving Person formed (if other than the Company) is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) such resultant, transferee or surviving Person assumes all the obligations of the Company under the Notes and this Indenture (including the obligation to pay additional amounts under Section 7.01 (“Events of Default”));

(3) immediately after such transaction no Default exists; and

(4) except in the case of a merger of the Company with or into a Guarantor, or a sale, assignment, transfer, conveyance or other disposition of Property to the Company or a Guarantor, immediately after such transaction after giving pro forma effect thereto and any related financing transactions the Asset Coverage Ratio as of such date is not less than 1.5:1.0.

(b) In addition, the Company may not, directly or indirectly, lease all or substantially all of its Property, in one or more related transactions, to any other Person.

(c) Notwithstanding clause (4) of paragraph (a):

(1) any Subsidiary of the Company may consolidate with, merge into or sell, assign, transfer or convey all or part of its Property to the Company; and

(2) the Company may merge with an Affiliate that has no significant Property or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company to another state of the United States so long as the amount of the Company’s Debt and the Debt of the Subsidiaries is not increased thereby.

Section 6.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Properties of the Company or its Subsidiaries in a transaction that is subject to, and that complies with the provisions of Section 6.01 (“Merger, Consolidation, or Dispositions of Property”) hereof, the successor Person formed by such consolidation or into or with which the Company or its Subsidiaries is or are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company or the applicable Subsidiaries), and may exercise every right and power of the Company or Subsidiaries under this Indenture with the same effect as if such successor Person had been named as the Company or Subsidiaries herein; provided, however, that the predecessor Company or Subsidiaries shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s or the applicable Subsidiaries’ assets in a transaction that is subject to, and that complies with the provisions of, Section 6.01 (“Merger, Consolidation, or Disposition of Property”) hereof.

ARTICLE VII.

DEFAULTS AND REMEDIES

Section 7.01. Events of Default.

The occurrence of any of the following events shall constitute an “Event of Default” under this Indenture:

(a) Payment Failure. The Company (1) fails to pay any principal when due under this Indenture or (2) fails to pay, within three (3) Business Days after the same becomes due, any other amount due under this Indenture, including payments of interest, fees, reimbursements, and indemnifications;

(b) Breach of Covenant. (1) Any breach by the Notes Parties of any of the covenants in Section 4.03 (“Corporate Existence”) (with respect to the legal existence of the Notes Parties), Section 4.04 (“Compliance Certificate”), Section 4.06 (“Insurance”), Section 4.15 (“Titled Collateral”), Section 4.19 (“Additional Material Real Estate Assets”), Section 4.24 (“Post-Issue Date Matters”) or Article V (other than Sections 5.12 (“Hazardous Materials”) or 5.13 (“Compliance with ERISA”)) of this Indenture (provided that any Event of Default caused by a breach of Section 5.22 (“Foreign Subsidiaries”) is subject to cure to the extent contemplated by Section 5.22 (“Foreign Subsidiaries”)), or (2) any breach by any Notes Party of any other covenant contained in this Indenture and such breach is not cured within thirty (30) days after the earlier of (A) the date notice thereof is given to the Company by the Trustee or the Security Agent or (B) the date any Responsible Officer of any Notes Party obtained actual knowledge thereof;

(c) Guarantee. Any material provisions in a Subsidiary Guarantee shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under the Subsidiary Guarantee;

(d) Security Documents. Any Security Document shall at any time and for any reason cease to create an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens) in Collateral with a fair market value in excess of $5,000,000.00 in the aggregate for all Security Documents purported to be subject to such agreement in accordance with the terms of such agreement or any material provisions of any Security Document shall cease to be in full force and effect and valid and binding on any party thereto or any such Person shall so state in writing, except to the extent resulting from the Security Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents;

(e) Cross-Default. (1) The Company or any Subsidiary shall fail to pay any principal of or premium or interest on (A) its Debt which is outstanding in a principal amount of at least $15,000,000.00 individually or when aggregated with all such Debt of the Company and the Subsidiaries so in default (but excluding Debt hereunder) or (B) its Debt under the ABL Credit Documents, in each case, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (2) any other event shall occur or condition shall exist under any agreement or instrument relating to (A) Debt which is outstanding in a principal amount of at least $15,000,000.00 individually or when aggregated with all such Debt of the Company and the Subsidiaries so in default (other than Debt hereunder) or (B) Debt under the ABL Credit Documents and, in each case, shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; or (3) (A) any Debt which is outstanding in a principal amount of at least $15,000,000.00 individually or when aggregated with all such Debt of the Company and the Subsidiaries so in default (but excluding Debt hereunder) or (B) any Debt under the ABL Credit Documents, in each case, shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment);

(f) Bankruptcy and Insolvency. The Company or any Significant Subsidiary (1) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (2) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors, and such order or petition shall not be dismissed, stayed, vacated, or set aside for a period of sixty (60) consecutive days;

(g) Adverse Judgment. The Company or any Subsidiary suffers final judgments against any of them since the date of this Indenture in an aggregate amount, less any insurance proceeds covering such judgments which are received or as to which the insurance carriers admit liability, greater than $15,000,000.00 and either (1) enforcement proceedings shall have been commenced by any creditor upon such judgments or (2) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal, payment in accordance with the terms of such judgment, or otherwise, shall not be in effect;

(h) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, thirty (30) days after the earlier of (i) written notice by the Trustee to the Company of such Termination Event or (ii) the Company obtains knowledge or otherwise becomes aware of such Termination Event, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination or liability for withdrawal could reasonably be expect to result in an actual obligation of the Company or a Subsidiary to pay an amount of money greater than $15,000,000.00;

(i) Plan Withdrawals. The Company or any member of the Controlled Group as an employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawal could reasonably be expect to result in an actual obligation of the Company or a Subsidiary to pay an amount of money exceeding $15,000,000.00;

(j) ABL Intercreditor Agreement. At any time prior to the Discharge of the ABL Obligations, the ABL Intercreditor Agreement or any material provision thereof shall cease to be in full force and effect and valid and binding on the ABL Administrative Agent and each of the Notes Parties that is a party thereto or any such Person shall so state in writing;

(k) Change of Control. The Company or any of its Subsidiaries shall fail to comply with the provisions of Section 3.10 (“Offer to Repurchase Upon Change of Control”) or Section 6.01 (“Merger, Consolidation, or Sale of Assets”) hereof, and such failure continues for 30 days after the date written notice of such noncompliance is given to the Company by the Trustee or Holders;

(l) Subsidiary Guarantees. Any Subsidiary Guarantee shall for any reason cease to be in full force and effect or be declared null and void in a final non-appealable judgment of a court of competent jurisdiction or any responsible officer of any Guarantor, denies in writing that it has any further liability under its Subsidiary Guarantee, or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with this Indenture; or

(m) Collateral. With respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5,000,000, any of the Security Documents ceases to be in full force and effect, or any of the Security Documents, ceases to give the holders of the Notes the Liens purported to be created thereby, or any of the Security Documents is declared null and void or any Notes Party denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case other than in accordance with the terms of this Indenture or the terms of the ABL Intercreditor Agreement or the other Security Documents), except to the extent that any loss of perfection or priority results from the failure of the Security Agent to maintain possession of any possessory Collateral actually delivered or otherwise results from the gross negligence or willful misconduct of the Trustee or the Security Agent.

Section 7.02. Acceleration.

In the case of an Event of Default specified in clause (f) of Section 7.01 hereof, with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately.

Section 7.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or enforce the performance of any provision of the Notes or this Indenture.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 7.04. Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all Holders of the Notes (i) waive any existing Default or Events of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes and (ii) rescind an acceleration and its consequences, if the rescission would not violate or conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

Section 7.05. Control by Majority.

Subject to certain limitations, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability.

Section 7.06. Limitation on Suits.

Subject to Section 8.01 (“Duties of Trustee”), in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 7.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 7.08. Collection Suit by Trustee.

If an Event of Default specified in Sections 7.01(a)(1) or (2) (“Events of Default”) hereof occurs and is continuing, the Trustee may recover judgment in its own name and, in the case of the Trustee, as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 7.09. Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each

Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, reasonable expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts due the Trustee under Section 8.07 (“Compensation and Indemnity”) hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 (“Compensation and Indemnity”) hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10. Priorities.

Subject to the ABL Intercreditor Agreement, if the Trustee collects any money pursuant to this Article VII, it shall pay out the money in the following order:

First: to the Trustee, the Security Agent, the Paying Agent and the Registrar for amounts due under Section 8.07 (“Compensation and Indemnity”) hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and Interest Payment Date for any payment to Holders pursuant to this Section 7.10.

Section 7.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, expenses and disbursements against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 (“Rights of Holders of Notes to Receive Payment”) hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 7.12. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VIII.

TRUSTEE

Section 8.01. Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 (“Control by Majority”) hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 8.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless the Trustee shall have received written notice of a Default or an Event of Default in accordance with the provisions of this Indenture.

(h) The Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Indenture, whether or not an original or a copy of such agreement has been provided to the Trustee.

(i) The Trustee shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Indenture.

Section 8.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel and will not be responsible to anyone for any loss occasioned by so acting or refraining from acting. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Articles IV and V.

(h) Delivery of reports, information and documents to the Trustee under Section 4.05 (“Reporting”) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(i) The rights, powers, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder, including the Security Agent.

(j) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future holdings of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(l) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m) The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under the Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God: earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities; computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

Section 8.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 8.10 (“Eligibility; Disqualification”) hereof.

Section 8.04. Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 7.01(b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l) or (m) or of the identity of any Significant Subsidiary, unless either (a) a Responsible Officer of the Trustee shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 14.02 hereof from the Company, any Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Company having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 8.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after the Trustee gains knowledge of such continuing Default or Event of Default unless such Default or Event of Default shall have been cured or waived before the giving of such notice. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except in the case of a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the Notes.

Section 8.06. [Reserved].

Section 8.07. Compensation and Indemnity.

(a) The Company will pay to the Trustee (in its capacity as Trustee and, to the extent it has been appointed as such, Paying Agent and Registrar) (each, an “Indemnified Party”) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse each Indemnified Party promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Indemnified Party’s agents and counsel.

(b) The Company will indemnify the Indemnified Party and its directors, officers, employees and agents against any and all claims, losses, liabilities, damages or expenses (including, but not limited to, the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 8.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The Indemnified Party will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Indemnified Party to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Indemnified Party will cooperate in the defense. Each Indemnified Party may have separate counsel but the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company under this Section 8.07 will survive the satisfaction and discharge of this Indenture, repayment of the Notes and the resignation or removal of an Indemnified Party.

(d) To secure the Company’s payment obligations in this Section 8.07, each Indemnified Party will have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes pursuant to Article VIII hereof. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 7.01(f) (“Events of Default”) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 8.08. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 8.10 (“Eligibility; Disqualification”) hereof;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least three months, fails to comply with Section 8.10 (“Eligibility; Disqualification”) hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07 (“Compensation and Indemnity”) hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 (“Compensation and Indemnity”) hereof will continue for the benefit of the retiring Trustee.

Section 8.09. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 8.10. Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Section 8.11. Limitation on Duty of Trustee in Respect of Collateral: Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any Agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Subject to Section 8.01 of this Indenture, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the ABL Intercreditor Agreement or any Security Document by the Company, the Guarantors or the Security Agent. The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of this Indenture or the Security Documents. In no event shall the Trustee be liable for any amount in excess of the value of the Collateral.

ARTICLE IX.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 9.02 (“Legal Defeasance and Discharge”) or Section 9.03 (“Covenant Defeasance”) hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article IX.

Section 9.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 9.01 (“Option to Effect Legal Defeasance or Covenant Defeasance”) hereof of the option applicable to this Section 9.02, each Notes Party will, subject to the satisfaction of the conditions set forth in Section 9.04 (“Conditions to Legal or Covenant Defeasance”) hereof, be deemed to have been discharged from their Notes Obligations (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Notes Parties will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 (“Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions”) hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other Notes Obligations (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 9.05 (“Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions”) hereof;

(2) the Company’s obligations with respect to the Notes under Article II and Section 4.02 (“Maintenance of Office or Agency”) concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of this Indenture.

Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 (“Covenant Defeasance”) hereof.

Section 9.03. Covenant Defeasance.

Upon the Company’s exercise under Section 9.01 (“Option to Effect Legal Defeasance or Covenant Defeasance”) hereof of the option applicable to this Section 9.03, each Notes Party will, subject to the satisfaction of the conditions set forth in Section 9.04 (“Conditions to Legal or Covenant Defeasance”) hereof, be released from each of their Notes Obligations under the covenants contained in Section 5.09 (“Restricted Payments”), Section 5.10 (“Affiliate Transactions”), Section 5.11 (“Line of Business”), Section 5.14 (“Sale and Leaseback Transactions”) and clause (4) of Section 6.01(a) (“Merger, Consolidation, or Dispositions of Property”) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 (“Conditions to Legal or Covenant Defeasance”) hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Notes Parties may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby.

Section 9.04. Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 9.02 (“Legal Defeasance and Discharge”) or 9.03 (“Covenant Defeasance”) hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of an independent registered public accounting firm, independent investment banking firm of nationally-recognized standing or other comparable financial professional, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the final Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel stating that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 9.03 (“Covenant Defeasance”) hereof, the Company has delivered to the Trustee an Opinion of Counsel stating that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens to secure such borrowings or any portion thereof) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the day of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, or if such breach or default would occur, which is not waived as of, and for all purposes, on an after the date of such defeasance;

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following a deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally;

(7) the Company must have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company and the Guarantors with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; and

(8) the Company must have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 9.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 9.06 (“Repayment to Company”) hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 (“Conditions to Legal or Covenant Defeasance”) hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.04 (“Conditions to Legal or Covenant Defeasance”) hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article IX to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 9.04 (“Conditions to Legal or Covenant Defeasance”) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(1) (“Conditions to Legal or Covenant Defeasance”) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Repayment to Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.07. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Sections 9.02 (“Legal Defeasance and Discharge”) or Section 9.03 (“Covenant Defeasance”) hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ Notes Obligations will be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 (“Legal Defeasance and Discharge”) or 9.03 (“Covenant Defeasance”) hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 9.02 (“Legal Defeasance and Discharge”) or 9.03 (“Covenant Defeasance”) hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE X.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01. Without Consent of Holders of Notes.

Notwithstanding Section 10.02 (“With Consent of Holders of Notes”) of this Indenture, the Company, the Guarantors, the Trustee and the Security Agent may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the ABL Intercreditor Agreement or the Security Documents without the consent of any Holder of Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of Certificated Notes and to issue PIK Notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s Property in accordance with the terms of this Indenture;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA (to the extent this Indenture is or becomes so qualified);

(6) to add any Subsidiary as an additional Guarantor as provided in this Indenture or to evidence the succession of another Person to the Company, any Guarantor or any other obligor until the Notes pursuant to this Indenture, and the assumption by any such successor of the covenants and agreements of the Company, such Guarantor or such obligor contained in this Indenture, the Notes and in any Subsidiary Guarantee of such Guarantor, including the addition of any required co-issuer of the Notes;

(7) to release a Guarantor from its obligations under this Indenture and its Subsidiary Guarantee pursuant to this Indenture;

(8) to provide for the acceptance of appointment of a successor Trustee as provided in this Indenture;

(9) to add to the covenants of the Company, any Guarantor or any other obligor under the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the Notes, as applicable, in this Indenture, in the Notes or in any Subsidiary Guarantee;

(10) to comply with the rules of any applicable securities depositary;

(11) to mortgage, pledge, hypothecate or grant any other Lien for the benefit of the Holders, as additional security for the payment and performance of all or any portion of the Notes Obligations, in any Property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted pursuant to this Indenture, any of the Security Documents or otherwise;

(12) to release Collateral from the Lien for the benefit of Holders when permitted or required by this Indenture and the Security Documents; and

(13) to make any amendments to reflect, if applicable, any Alternative Rate and related Adjustments, together with any other related changes as are necessary pursuant to Section 4.23(c).

Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 8.02(b) (“Rights of Trustee”) hereof, the Trustee will join with the Company and, other than with respect to any supplemental indenture entered into pursuant to Section 4.21 (“Additional Subsidiary Guarantees”), the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties, privileges, protections, indemnities or immunities under this Indenture or otherwise.

Section 10.02. With Consent of Holders of Notes.

Except as provided in Section 10.01 and below in this Section 10.02, this Indenture, the Notes, the Subsidiary Guarantees, the ABL Intercreditor Agreement or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Subsidiary Guarantees, the ABL Intercreditor Agreement or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Sections 2.08 (“Outstanding Notes”) and 2.09 (“Treasury Notes”) hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 10.02.

Subject to the following paragraph, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the percentage in principal amount of such outstanding Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (other than the provisions described above under Section 3.07 (“Optional Redemption”));

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in currency other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Section 3.07 (“Optional Redemption”));

(8) make any change in the ranking or priority of any Note that would adversely affect the Holder of such Note;

(9) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(10) modify any Security Document or the provisions of this Indenture dealing with the Security Documents or application of trust moneys under the Security Documents, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with this Indenture, the Security Documents and the ABL Intercreditor Agreement;

(11) modify the ABL Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with this Indenture and the ABL Intercreditor Agreement; or

(12) make any change to the preceding amendment and waiver provisions.

Notwithstanding the foregoing, this Indenture and the Notes may be amended by Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) to (1) modify the definition of “Capitalized Amount” to mean, for each PIK Interest Payment Date, an amount per Note equal to 100% of the interest accrued on the Capitalized Principal Amount as of the immediately preceding PIK Interest Payment Date (or, if there is no immediately preceding PIK Interest Payment Date, the interest accrued on the Initial Principal Amount), calculated at the rate specified in the form of Note for the period from, and including, such immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, from, and including, the Issue Date) to, but excluding, such Interest Payment Date; and (2) make any amendments or modifications required to give effect to the foregoing, including but not limited to amendments or modifications to Section 2.12(a).

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Section 10.03. [Reserved].

Section 10.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 10.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06. Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article X if the amendment or supplement does not adversely affect the rights, duties, privileges, protections, liabilities, indemnities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental Indenture, the Trustee will be entitled to receive and (subject to Section 8.01 (“Duties of Trustee”) hereof) will be fully protected in relying upon, in addition to the documents required by Section 14.04 (“Certificate and Opinion as to Conditions Precedent”) hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE XI.

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(A) all such Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company or discharged from such trust as provided in this Indenture, have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and, the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur immediately after giving effect to the deposit and the deposit will not result in a breach of, or constitute a default under, any other material instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (1)(B) of this Section 11.01, the provisions of Section 11.02 (“Application of Trust Money”) and 9.06 (“Repayment to Company”) hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 8.07 (“Compensation and Indemnity”) hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02. Application of Trust Money.

Subject to the provisions of Section 9.05 (“Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions”) hereof, all money deposited with the Trustee pursuant to Section 11.01 (“Satisfaction and Discharge”) hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 (“Satisfaction and Discharge”) hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 (“Satisfaction and Discharge”) hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII.

GUARANTEES

Section 12.01. Guarantee.

(a) Subject to this Article XII, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Notes Obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Notes Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due, in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

Failing payment by the Company when due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their Notes Obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor (other than payment in full of all of the obligations of the Company hereunder and under the Notes). Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete payment of the Notes Obligations contained in the Notes and this Indenture. Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney’s fees, expenses and disbursements) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any Notes Obligations guaranteed hereby until payment in full of all Notes Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Notes Obligations guaranteed hereby may be accelerated as provided in Section 7.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Notes Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Notes Obligations as provided in Section 7.02 hereof, such Notes Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(e) Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s Properties, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Each payment to be made by a Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 12.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Notes Obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XII, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.03. Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 12.01 hereof, on the Issue Date each initial Guarantor hereby shall be required to have a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit D hereto endorsed by an Officer of such Guarantor (by manual or facsimile signature) on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

Subsequent to the date of this Indenture, in the event a Subsidiary is required by Section 4.09 (“New Subsidiaries”) or Section 4.21 (“Additional Subsidiary Guarantees”) to guarantee the Company’s obligations under the Notes and this Indenture, the Company will cause such Subsidiary to comply with the provisions of Section 4.09 (“New Subsidiaries”) and Section 4.21 (“Additional Subsidiary Guarantees”) hereof, as applicable, and this Article XII, to the extent applicable.

Section 12.04. Release.

Subject to the ABL Intercreditor Agreement, the Subsidiary Guarantee of a Guarantor will be released upon:

(i) any sale, transfer or other disposition (including by way of merger, consolidation or amalgamation or similar transactions) of all of the Equity Interests of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale, transfer or other disposition is made in a manner not in violation of this Indenture;

(ii) pursuant to an amendment or waiver in accordance with Article X; or

(iii) satisfaction in full by the Company or any other Guarantor of any and all Notes Obligations.

ARTICLE XIII.

COLLATERAL

Section 13.01. Security Documents.

The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to its Subsidiary Guarantee, the payment of all other obligations under the Notes, this Indenture and the Security Documents and the performance of all other obligations of the Company and the Guarantors under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents

shall be secured as provided in the Security Documents, which the Company and the applicable Guarantors entered into on the Issue Date, and will be secured by the Collateral as set forth in the Security Documents hereafter delivered as required or permitted by this Indenture. The Company shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings and take all other actions as are required by the Security Documents to maintain (at the sole cost and expense of the Company and the Guarantors) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest, subject only to Liens permitted by this Indenture, to the extent required by the Security Documents.

Section 13.02. Security Agent.

(a) The Security Agent shall have all the rights, benefits, privileges, powers, protections, indemnities and immunities provided in the Security Documents and shall have all of the rights, benefits, privileges, powers, protections, indemnities and immunities provided to the Trustee under this Indenture, including under Article VIII hereof.

(b) None of the Security Agent, the Trustee, the Paying Agent, the Registrar or any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes Obligations, or any defect or deficiency as to any such matters, nor shall the Trustee or the Security Agent be responsible for filing financing statements.

(c) Subject to the Security Documents, the Trustee shall direct the Security Agent from time to time. Subject to the Security Documents, except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Holders acknowledge that the Security Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any other Person;

(ii) to foreclose upon or otherwise enforce any Liens securing the Notes Obligations; or

(iii) to take any other action whatsoever with regard to any or all of the Liens securing the Notes Obligations, Security Documents or Collateral.

(d) If the Company (i) incurs any ABL Obligations at any time when the ABL Intercreditor Agreement is not in effect or at any time when Debt constituting ABL Obligations entitled to the benefit of the ABL Intercreditor Agreement is concurrently retired, and (ii) at any time when the Trustee is not the Security Agent, directs the Trustee to deliver to the Security Agent an Officers’ Certificate so stating and requesting, or at any other time directs, that the Security Agent enter into an intercreditor agreement (on substantially the same terms as the ABL Intercreditor Agreement in effect on the Issue Date) with a designated agent or representative for the holders of the ABL Obligations so incurred, the Holders acknowledge that the Security Agent is hereby authorized and directed to enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(e) The Security Agent will be accountable only for amounts that it actually receives as a result of the enforcement of Liens securing the Notes Obligations or the Security Documents.

(f) The Holders of Notes agree that the Security Agent shall be entitled to the rights, powers, privileges, protections, immunities, indemnities and benefits provided to the Security Agent by this Indenture and the Security Documents. Furthermore, each Holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs each of the Trustee (in each of its capacities) and the Security Agent to enter into and perform each of the ABL Intercreditor Agreement and Security Documents in each of its capacities thereunder.

(g) At all times when the Trustee is not itself the Security Agent, the Company will deliver to the Trustee copies of all Security Documents delivered to the Security Agent and copies of all documents delivered to the Security Agent pursuant to this Indenture and the Security Documents.

Section 13.03. Authorization of Actions to Be Taken.

(a) Each Holder, by its acceptance thereof, appoints the Security Agent as its collateral agent under the Security Documents, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Security Agent to enter into the Security Documents to which it is a party, appoints the Security Agent as its collateral agent and authorizes and empowers the Trustee and the Security Agent to bind the Holders and other holders of Notes Obligations as set forth in the Security Documents to which they are a party, including, without limitation, the ABL Intercreditor Agreement, and in each case to perform its obligations and exercise its rights and powers thereunder.

(b) The Trustee is authorized and empowered to receive for the benefit of the Holders any funds collected or distributed to the Trustee under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of the Security Documents and Section 10.01 hereof, the Trustee may, but shall not be obligated to, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Security Agent to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the Liens securing the Notes Obligations;

(ii) enforce any of the terms of the Security Documents to which the Security Agent or Trustee is a party; or

(iii) collect and receive payment of any and all Notes Obligations.

Subject to the ABL Intercreditor Agreement and at the Company’s sole cost and expense, the Trustee is authorized and empowered to institute and maintain, or direct the Security Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Liens securing the Notes Obligations or the Security Documents to which the Security Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Security Agent or the Trustee.

Section 13.04. Release of Collateral.

(a) Collateral may be released from the Lien and security interest created by the Security Documents to secure the Notes Obligations at any time or from time to time in accordance with the provisions of the Security Documents and the ABL Intercreditor Agreement or as provided hereby.

(b) For the avoidance of doubt, the Lien on the Collateral created by the Security Documents securing the Notes Obligations shall automatically be released and discharged under the circumstances set forth in, and subject to, the ABL Intercreditor Agreement.

(c) Subject to the ABL Intercreditor Agreement, the Liens on the Collateral securing the Notes and the Subsidiary Guarantees also shall be released automatically:

(iv) upon the consummation by the Company or any Guarantor of a Disposition (other than any Disposition to the Company or another Guarantor) of such Property or assets to the extent not prohibited under this Indenture;

(v) in respect of the assets of a Guarantor that constitute Collateral, upon release or discharge of such Guarantor from its Subsidiary Guarantee in accordance with this Indenture;

(vi) upon payment in full of the principal of, together with accrued and unpaid interest on, and premium, if any, on, the Notes, and all other Notes Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid;

(vii) pursuant to an amendment or waiver in accordance with Article X; or

(viii) upon a legal defeasance or covenant defeasance under Article IX hereof or a discharge under Article XI hereof.

In connection with any release of Collateral pursuant to this Section 13.04, the Security Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release unless, in each case, an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 13.04, have been met and stating under which of the circumstances set forth in Section 13.04 above the Collateral is being released, have been delivered to the Security Agent on or prior to the date of such release or the date on which the Security Agent executes any such instrument. The execution, delivery or acknowledgement of any such instrument shall be at the sole cost and expense of the Company.

Section 13.05. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XIII upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article XIII; and if the Trustee or the Security Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Security Agent, as the case may be.

Section 13.06. Release upon Termination of the Notes Obligations.

In the event that the Company delivers to the Trustee an Officers’ Certificate and Opinion of Counsel certifying that all the Notes Obligations have been satisfied and discharged by the payment in full of the Company’s obligations under the Notes, this Indenture and the Security Documents, and all such Notes Obligations have been so satisfied, the Trustee shall, upon the request of the Company, deliver to the Company and the Security Agent a notice provided to it stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Security Agent of such notice, the Security Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee, and the Trustee shall (and direct the Security Agent to) do or cause to be done, at the Company’s sole cost and expense, all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

ARTICLE XIV.

MISCELLANEOUS

Section 14.01. [Reserved].

Section 14.02. Notices.

Any notice or communication by the Notes Parties, on the one hand, or the Trustee, on the other hand, to the other is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Notes Parties:

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Corporate Secretary

Facsimile: (210) 678-4804

with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: David Huntington

Facsimile: (212) 757-3990

If to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Pioneer Energy Services Notes Administrator

Facsimile: (612) 217-5651

If to the Security Agent:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Pioneer Energy Services Notes Administrator

Facsimile: (612) 217-5651

The Company, any Guarantor, the Trustee, or the Security Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if transmitted by facsimile; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary.

A copy of this Indenture may be requested in writing by a Holder for no charge.

Section 14.03. [Reserved.]

Section 14.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action or to refrain from taking any action under this Indenture, the Company and/or such Guarantor shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 (“Statements Required in Certificate or Opinion”) hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 (“Statements Required in Certificate or Opinion”) hereof) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 14.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Equity Interests of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

Section 14.08. Governing Law; Consent to Jurisdiction: Waiver of Jury Trial.

(a) THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

(b) The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY (AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10. Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors.

Section 14.11. Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 14.13. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 14.14. Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.15. Legal Holidays.

If a regular record date is not a Business Day, the record date shall not be affected. If performance of any covenant, duty or obligation (other than payments on the Notes to be made pursuant to Section 4.01 which shall be made in accordance with Section 4.01(c)) is required on a date which is not a Business Day, performance shall not be required until the next succeeding day that is a Business Day.

Section 14.16. Calculations.

The Company or the Calculation Agent, as applicable, will be responsible for making all calculations called for under this Indenture or the Notes. The Company or the Calculation Agent, as applicable, will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company or the Calculation Agent, as applicable, will provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification.

Section 14.17. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

PIONEER ENERGY SERVICES CORP., a Texas corporation

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

PIONEER DRILLING SERVICES, LTD., a Texas corporation

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

PIONEER GLOBAL HOLDINGS, INC., a Delaware corporation

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

PIONEER PRODUCTION SERVICES, INC., a Delaware corporation

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

PIONEER SERVICES HOLDINGS, LLC as Guarantor

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

PIONEER WIRELINE SERVICES HOLDINGS, INC., as Guarantor

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

PIONEER WIRELINE SERVICES, LLC, as Guarantor

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

PIONEER WELLS SERVICES, LLC, as Guarantor

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

PIONEER FISHING & RENTAL SERVICES, LLC, as Guarantor

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

PIONEER COILED TUBING SERVICES, LLC, as Guarantor

By:	/s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Security Agent

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert OID Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP: [723664 AG3]1 [723664 AH1]2

Senior Secured Floating Rate Notes due 2025

No.____	$	___________

PIONEER ENERGY SERVICES CORP., a Delaware corporation, for value received, promises to pay to ____________ or its registered assigns, the principal sum of _____________________________ DOLLARS, subject to any adjustments listed on the Schedule of Exchanges of Interests in the Global Note attached hereto, on May 15, 2025.

Interest Payment Dates: February 15, May 15, August 15 and November 15

Record Dates: February 1, May 1, August 1 and November 1

Date of Issuance: May 29, 2020

[1]	Insert for 144A Note.
[2]	Insert for AI Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

PIONEER ENERGY SERVICES CORP.

By:
Name:
Title:

This is one of the Senior Secured Floating Rate Notes due 2025 referred to in the within-mentioned Indenture:

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

[Back of Note]

Senior Secured Floating Rate Notes due 2025

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST AND METHOD OF PAYMENT. Pioneer Energy Services Corp., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate determined by the Calculation Agent pursuant to the paragraph below. The principal of this Note shall mature on May 15, 2025.

Interest on this Note will be payable on a quarterly basis in arrears, on each February 15, May 15, August 15 and November 15, until the final Stated Maturity of this Note (each, an “Interest Payment Date”); provided that the first Interest Payment Date shall be August 15, 2020; provided further that on any Interest Payment Date on or prior to the first anniversary of the Issue Date (each a “PIK Interest Payment Date”) interest on this Note due and payable on such PIK Interest Payment Date shall be payable in arrears by (x) an increase to the Capitalized Principal Amount of the Notes, or by authenticating additional Notes, in each case pursuant to Section 2.12(a) of the Indenture and (y) to the extent such interest exceeds the Capitalized Amount, the cash payment of such excess. The interest rate on this Note will reset on each Interest Payment Date occurring prior to the final Stated Maturity of this Note. The interest rate for this Note for a particular Interest Period will be a rate equal to LIBOR on the second London Business Day preceding the first day of such Interest Period (an “Interest Determination Date”), as determined by the Calculation Agent, plus 9.50%; provided that, for all Interest Periods commencing from May 15, 2024, the interest rate for this Note for a particular Interest Period will be a rate equal to LIBOR as of the relevant Interest Determination Date, plus 10.50%. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be applied to the principal amount of the Notes outstanding on the first day of the relevant Interest Period and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

“Interest Period” means, with respect to the Notes, each period commencing on and including each Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date. For the avoidance of doubt, if any Interest Payment Date falls on a day that is not a Business Day, an Interest Period shall still commence on such Interest Payment Date notwithstanding that the payment of interest due on such Interest Payment Date is not made on such day.

Subject to the following paragraph, “LIBOR” will mean for any Interest Period, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by the Calculation Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in U.S. dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) on such Interest Determination Date, or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate per annum equal to the average of the quotations received by the Calculation Agent from the Company for deposits (for delivery on the first day of the relevant period) in U.S. dollars of amounts in same day funds comparable to the principal amount of the Notes from three leading banks in the London deposit market, for which LIBOR is then being determined with a term comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided, however, that notwithstanding the foregoing, LIBOR (or any Alternative Rate (as defined below)) shall at no time be less than 1.500%.

Notwithstanding the foregoing, if the Company determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for determining LIBOR (including because LIBOR is not available or published on a current basis), it shall as soon as practicable so notify the Calculation Agent and the Company shall provide a substitute for LIBOR, which shall be the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice, as determined by the Company (the “Alternative Rate”). The Calculation Agent will use such Alternative Rate for each future Interest Determination Date to calculate the interest rate for the Notes. As part of such substitution, the Company will make such adjustments (“Adjustments”) to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the Notes. The Company and the Trustee shall enter into an amendment to this Indenture to reflect the Alternative Rate and such other related changes to this Indenture as may be applicable as determined in good faith by the Company and set forth in an Officers’ Certificate delivered to the Trustee. Notice of such amendment shall be promptly given to the Calculation Agent by the Company. If the Company determines that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, the Calculation Agent shall have the right to resign as calculation agent in respect of the Notes and the Company will appoint, in its sole discretion, a successor calculation agent in respect of the Notes to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on the Company, the Trustee and the holders of the Notes. If, however, the Company determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, LIBOR (for purposes of calculating the relevant interest rate) will be equal to such rate on the Interest Determination Date when LIBOR was last available on Bloomberg L.P.’s page “BBAM” and last used to determine the relevant interest rate for the Notes. The Company will promptly notify Holders of the Notes of the rate replacing LIBOR.

Promptly upon determination of the interest rate for a given Interest Period on each Interest Determination Date, the Calculation Agent will inform the Company and the Trustee by written notice of the interest rate for such Interest Period. The Company will make available the interest rates for current and preceding Interest Periods by delivery of a notice through such medium as available to participants in DTC or any successor thereof, and in accordance with applicable respective rules and procedures as long as any Note is held in global form. In the event that any Note is held in certificated form, upon the request of the holder of any Note, the Company will provide the interest rates for the current and preceding Interest Periods.

In addition, the Company may pay defaulted interest as provided for in Section 2.12(b) of the Indenture.

The Notes are limited to $78,125,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The principal of and interest on, and all other amounts payable under, this Note will be payable in U.S. dollars.

Whenever any payment to be made with respect to any Note is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period; provided that, if the payment to be made in respect of the final Stated Maturity of the Notes falls on a day that is not a Business Day, such payment shall be made on the immediately prior Business Day, and interest shall be deemed to have accrued, and shall be payable, as if the payment was made on the date of the final Stated Maturity of the Note. The term “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the place of payment of principal of and interest on, and all other amounts payable under, this Note, are authorized or required by law, regulation or executive order to close.

The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date (except as provided in Section 2.12 of the Indenture with respect to defaulted interest).

All references to “interest” in this Note and in the Indenture mean the initial interest rate borne by the Notes and any defaulted interest that accrues as described under Section 2.12(b) of the Indenture (unless the Indenture states otherwise).

(2) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity; provided no Event of Default is continuing.

(3) INDENTURE. The Company issued the Notes under an Indenture dated as of May 29, 2020 (the “Indenture”) among the Company, the Guarantors, the Trustee and the Security Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the Indenture, the Indenture shall govern and be controlling.

(4) OPTIONAL REDEMPTION. The Notes are subject to redemption as provided in Section 3.07 of the Indenture.

(5) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(6) MANDATORY OFFERS TO PURCHASE.

(A) Except as provided in the Indenture, no later than the second Business Day following the date of receipt by the Company or any of its Subsidiaries of Net Disposition Proceeds in respect of any Disposition of Property of the Company or its Subsidiaries which, together with the Net Disposition Proceeds in respect of certain Dispositions since the Issue Date, exceeds $5,000,000 in the aggregate (other than as specified in the Indenture), in the circumstances specified in the Indenture, the Company shall commence an offer to purchase, in the manner provided in paragraph (D) below, an aggregate principal amount of Notes equal to the lesser of (x) the aggregate principal amount outstanding of the Notes and (y) the aggregate amount of Excess Net Disposition Proceeds; provided, however that a disposition of Property resulting in Net Disposition Proceeds of less than $100,000 shall be excluded from these offer to purchase requirements and shall not count towards the $5,000,000 aggregate threshold set forth above.

(B) Except as provided in the Indenture, no later than the second Business Day following the date of receipt by the Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds, in circumstances specified in the Indenture, the Company shall commence an offer to purchase, in the manner provided in paragraph (D) below, an aggregate principal amount of Notes equal to the lesser of (x) the aggregate principal amount outstanding of the Notes and (y) the aggregate amount of Net Insurance/Condemnation Proceeds; provided, that so long as no Event of Default shall have occurred and be continuing, the Company shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Insurance/Condemnation Proceeds within one year of receipt thereof in certain assets specified in the Indenture; provided further, however, that the Company shall make an offer to purchase Notes with any such Net Insurance/Condemnation Proceeds not so invested within such period described above promptly following the expiration of such period.

(C) No later than the second Business Day following the date of receipt by the Company or any of its Subsidiaries of any cash proceeds from the incurrence of any Debt of the Company or any of its Subsidiaries (other than with respect to any Debt permitted to be incurred pursuant to Section 5.01 of the Indenture), in circumstances specified in the Indenture, the Company shall commence an offer to purchase, in the manner provided in paragraph (D) below, an aggregate principal amount of Notes equal to 100% of such proceeds, net of underwriting discounts and commissions and other costs and expenses associated therewith, including legal fees and expenses.

(D) The Mandatory Offers described in paragraphs (A), (B) and (C) above will be made to all Holders of the Notes and, to the extent required, offers will also be made to all holders of other Debt of the Company that is pari passu with the Notes containing provisions similar to those set forth in the Indenture. No later than three Business Days after the termination of the Offer Period, the Company will apply the amount of proceeds specified in each of paragraphs (A), (B) and (C) above to the purchase of Notes and the other pari passu Debt, if any, to be purchased (on a pro rata basis, if applicable). Holders of Notes that are the subject of a Mandatory Offer will receive a notice from the Company containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Mandatory Offer. Holders electing to have Notes purchased pursuant to a Mandatory Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to this Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice.

(7) REPURCHASE AT THE OPTION OF HOLDER. If a Change of Control occurs, each Holder will have a right to require the Company to repurchase all or any part (equal to a minimum principal amount of $1.00 or an integral multiple of $1.00 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 10 days following any Change of Control, the Company will mail a notice to each Holder of the Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in the Indenture and in such notice.

(8) NOTICE OF REDEMPTION. Notice of redemption will be given, by first class mail, at least 10 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. Any notice of redemption may, at the Company’s discretion, be given prior to a transaction or event specified in the Indenture and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. In addition, neither the Registrar nor the Company is required to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption, or to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as its owner for all purposes. Only registered Holders have rights under the Indenture and this Note.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture. Without the consent of 100% in aggregate principal amount of Notes, an amendment, supplement or waiver may not modify, among other things, any Security Document, any provision of the Indenture dealing with the Security Documents, or otherwise release any Collateral or modify the ABL Intercreditor Agreement, except in circumstances specified in the Indenture.

(12) DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the Notes) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture (except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes) and rescind an acceleration and its consequences (if the rescission would not violate or conflict with any judgment or decree and if all existing Events of Default have been cured or waived). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) LEGAL DEFEASANCE AND COVENANT DEFEASANCE. Subject to certain conditions, the Company may, at its option and at any time, elect to terminate certain of the obligations of the Notes Parties under the Notes if the Company, among other things, deposits with the Trustee cash in U.S. dollars, non-callable Government Securities, or a combination thereof, for the payment of principal, interest and premium, if any, on the outstanding Notes on the final Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date.

(14) RANKING. The Notes will constitute senior secured obligations of the Company.

(15) GUARANTEE. Each of the Guarantors will, jointly and severally, unconditionally guarantee to the extent set forth in the Indenture (i) the full and prompt payment when due of the principal of, premium, if any, and interest on, the Notes and all other Notes Obligations of the Company under the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due. Each Subsidiary Guarantee will remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s Properties.

(16) SECURITY. The payment of the principal of and interest and premium, if any, on the Notes, the payment of all other obligations under the Notes, the Indenture and the Security Documents and the performance of all other obligations of the Company and the Guarantors under the Indenture, the Notes, the Subsidiary Guarantees and the Security Documents will be secured as provided in the Indenture and the Security Documents and will be secured by the Collateral as set forth in the Indenture and the Security Documents as required or permitted by the Indenture. The Security Agent will have at all times an Acceptable Security Interest that is superior to all other Liens (other than Permitted Priority Liens) in the Collateral to secure the performance and payment of the Notes Obligations. Subject to the ABL Intercreditor Agreement, the Liens on the Collateral securing the Notes Obligations, the Notes and the Subsidiary Guarantees will be released automatically in circumstances specified in the Indenture.

(17) TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

(18) NO RECOURSE AGAINST OTHERS. No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Equity Interests of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Note by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

(19) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(20) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(21) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(22) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

PIONEER ENERGY SERVICES CORP.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:_________________________________________________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint________________________________________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ______________________

Your Signature:______________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _____________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 3.09 (“Mandatory Offers to Purchase”) or Section 3.10 (“Offer to Repurchase Upon Change of Control”) of the Indenture, check the appropriate box below:

☐ Section 3.09 (“Mandatory Offers to Purchase”)	☐ Section 3.10 (“Offer to Repurchase Upon a Change of Control”)

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.09 (“Mandatory Offers to Purchase”) or Section 3.10 (“Offer to Repurchase Upon a Change of Control”) of the Indenture, state the amount you elect to have purchased:

$____________________

Date: ______________________

Your Signature:______________________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: ________________________________

Signature Guarantee*: _________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such Decrease or Increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B-1

FORM OF CERTIFICATE OF TRANSFER

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Corporate Secretary

If to the Trustee:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Pioneer Energy Services Notes Administrator

Facsimile: (612) 217-5651

Re: Senior Secured Floating Rate Notes due 2025

Reference is hereby made to the Indenture, dated as of May 29, 2020 (the “Indenture”), among Pioneer Energy Services Corp., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee and security agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________in such Note[s] or interests (the “Transfer”), to _____________________(the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Certificated Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

2. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the AI Global Note or a Restricted Certificated Note pursuant to any provision of the Securities Act other than Rule 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in the AI Global Note and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Restricted Certificated Note and in the Indenture and the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an AI and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Certificated Note and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-2 to the Indenture and (2) if the Company so requires, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Restricted Certificated Note and in the Indenture and the Securities Act.

3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.

(a) ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:

Title:

Dated: _____________________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) or (b)]

(a)	☐ a beneficial interest in the:

(i)	Rule 144A Global Note (CUSIP ), or

(ii)	AI Global Note (CUSIP ), or

(b)	☐ a Restricted Certificated Note.

2.	After the Transfer, the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	Rule 144A Global Note (CUSIP ), or

(ii)	AI Global Note (CUSIP ), or

(iii)	Unrestricted Global Note (CUSIP ), or

(b)	☐ a Restricted Certificated Note, or

(c)	☐ an Unrestricted Certificated Note,

in accordance with the terms of the Indenture.

EXHIBIT B-2

FORM OF ACCREDITED INVESTOR CERTIFICATE

[Date]

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Corporate Secretary

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Pioneer Energy Services

Notes Administrator

Facsimile: (612) 217-5651

Re: Senior Secured Floating Rate Notes due 2025

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $—————— principal amount of the Senior Secured Floating Rate Notes due 2025 (the “Securities”) of Pioneer Energy Services Corp., a Delaware corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:	————————————
Address:	————————————
Taxpayer ID Number:	————————————

The undersigned represents and warrants to you that:

1. We are an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company or a Subsidiary thereof, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an “accredited investor” within the meaning of Rule 501(a) under the Securities Act that is purchasing for its own account or for the account of such an “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferee]

By:
Name:
Title:

Dated:

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Pioneer Energy Services Corp.

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Attention: Corporate Secretary

If to the Trustee:

Wilmington Trust, National

Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Pioneer Energy Services

Notes Administrator

Facsimile: (612) 217-5651

Re: Senior Secured Floating Rate Notes due 2025

Reference is hereby made to the Indenture, dated as of May 29, 2020 (the “Indenture”), among Pioneer Energy Services Corp., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee and security agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Certificated Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Certificated Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Certificated Note to Unrestricted Certificated Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes for Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Certificated Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the

[CHECK ONE]

☐ Rule 144A Global Note,

☐ AI Global Note,

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF NOTATION OF SUBSIDIARY GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 29, 2020 (the “Indenture”) among Pioneer Energy Services Corp. (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”) and as security agent, (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes when due, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other Notes Obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due, in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture, and the limitations thereon, are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTORS]

By:
Name:
Title:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of _______________,_____, among __________ (the “Guaranteeing Subsidiary”), a subsidiary of Pioneer Energy Services Corp. (or its permitted successor), a Delaware corporation (the “Company”), the Company and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 29, 2020 providing for the issuance of Senior Secured Floating Rate Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 10.01 (“Without Consent of Holders of Notes”) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby guarantees the Company’s obligations under the Indenture and the Notes related thereto pursuant to the terms and conditions of Article XII of the Indenture, such Article XII being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Subsidiary Guarantee”), and such Guaranteeing Subsidiary agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto; provided that the Guaranteeing Subsidiary can be released from its Subsidiary Guarantee to the same extent as any other Guarantor under the Indenture.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Equity Interests of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Note by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

8. RATIFICATION OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

DRAFT

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: __________, 20[    ]

[NEW GUARANTOR]

By:

Name:
Title:

PIONEER ENERGY SERVICES CORP., as the Company

By:

Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:

Name:
Title:

SCHEDULE 5.01

INDEBTEDNESS

Intercompany Note:

Debtor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date
Pioneer de Colombia SDAD, Ltda.	Pioneer Latina Group SDAD, Ltda.	$19,800,000	December 4, 2023

Convertible Bonds issued by the Company pursuant to the Indenture dated as of May 29, 2020 by and among the Company, as issuer thereunder, Wilmington Trust, National Association, as trustee, and the holders party thereto from time to time, in an aggregate principal amount of $129,771,000.

Credit Agreement, dated as of May 29, 2020, by and among the Company and certain of its direct and indirect Subsidiaries, as borrowers, the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent, in an aggregate principal amount of $75,000,000.

SCHEDULE 5.02

PERMITTED LIENS

None.

SCHEDULE 5.03

PERMITTED INVESTMENTS

None.